UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12
The Andersons, Inc.
(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

Payment of Filing Fee (Check the appropriate box):
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☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

THE ANDERSONS, INC.
1947 Briarfield Boulevard
Maumee, Ohio 43537
March 13, 2024
Dear Shareholder:
You are cordially invited to attend the Annual Meeting of Shareholders to be held on Thursday, May 9, 2024 at 8:00 A.M. Eastern Time. The Annual Meeting will be held in a virtual meeting format only, via live webcast. You will not be able to attend the Annual Meeting physically in person. To participate in the Annual Meeting at www.virtualshareholdermeeting.com/ANDE2024, you must enter the 16-digit control number found on your proxy card or your voting instruction form.
This booklet includes the formal notice of the meeting and the proxy statement. The proxy statement tells you more about the meeting agenda, and how to vote your proxy and procedures for the meeting. It also describes how the Board of Directors operates and gives you information about our director candidates. A form of proxy card and our 2023 annual report to shareholders are also included with this booklet.
It is important that your shares are represented and voted at the Annual Meeting, regardless of the size of your holdings. I urge you to vote your proxy as soon as possible so that your shares may be represented at the meeting. If you attend the Annual Meeting, you may revoke your proxy by voting your shares electronically at the annual meeting, if you wish.

Sincerely,
/s/ Michael J. Anderson, Sr.
Michael J. Anderson, Sr.
Chairman

THE ANDERSONS, INC.
1947 Briarfield Boulevard
Maumee, Ohio 43537
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

The Annual Meeting will be held in a virtual meeting format only, via live webcast. You will not be able to attend the Annual Meeting physically in person. To participate in the Annual Meeting at www.virtualshareholdermeeting.com/ANDE2024, you must enter the 16-digit control number found on your proxy card or your voting instruction form.

Date:    May 9, 2024

Time:    8:00 A.M., Eastern Time

Place:    Online at www.virtualshareholdermeeting.com/ANDE2024

When can I join the virtual Annual Meeting? You may begin to login to the meeting platform beginning at 7:45 A.M. Eastern Time on May 9, 2024. The meeting will begin promptly at 8:00 A.M.

How can I ask questions and vote? Shareholders may vote (although beneficial but not record owners wishing to vote electronically at the virtual meeting should contact their broker or nominee for instructions) and submit questions virtually during the meeting (subject to time restrictions). To participate in the meeting virtually, visit www.virtualshareholdermeeting.com/ANDE2024. When recognized by the Chair, shareholders should identify themselves by name, company or affiliation. Shareholders will have two minutes to ask general questions or comment. Questions or comments not related to the proposal under discussion, or that are about personal concerns not shared by shareholders generally, or that use blatantly offensive language may be ruled out of order.

What if I lost my 16-digit control number? You will be able to login as a guest. To view the meeting webcast, visit www.virtualshareholdermeeting.com/ANDE2024 and register as a guest. If you login as a guest, you will not be able to vote your shares or ask questions at the meeting.

What if I experience technical difficulties? If shareholders encounter any difficulties accessing the Annual Meeting webcast during the check-in or meeting time, there will be a technical support number posted on the virtual meeting login page for assistance. Technical support will be available beginning at 7:45 A.M. Eastern Time on May 9, 2024 through the conclusion of the Annual Meeting.

The virtual meeting platform is fully supported across all browsers (Internet Explorer, Edge, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Shareholders should ensure they have a strong internet connection if they intend to attend and/or participate in the Annual Meeting. Shareholders should allow plenty of time to login and ensure that they can hear streaming audio prior to the start of the Annual Meeting.

If there are questions pertinent to meeting matters that cannot be answered during the Annual Meeting due to time constraints, management will post answers to a representative set of questions within the Investor Relations section of our website. The questions will remain available until the Company's 2025 proxy statement is filed.

Matters to be voted upon:

1	The election of nine directors identified as nominees herein to hold office for a one-year term.
2	Advisory approval of executive compensation.
3	The ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2024.
4	Any other matters that may properly come before the Annual Meeting and any adjournments or postponements thereof.

By order of the Board of Directors

Maumee, Ohio	/s/ Christine M. Castellano
March 13, 2024	Christine M. Castellano
Secretary
Your vote is important. Whether or not you plan to attend the Annual Meeting electronically and regardless of the number of shares you own, please vote your shares by proxy, either by mailing the enclosed proxy card or, by telephone or via the Internet. If you attend the Annual Meeting, you may revoke your proxy by voting your shares electronically at the Annual Meeting, if you wish.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to Be Held on May 9, 2024
The Proxy Statement and Annual Report to Shareholders with the Form 10-K is available at www.proxyvote.com.

THE ANDERSONS, INC.
1947 Briarfield Boulevard
Maumee, Ohio 43537
PROXY STATEMENT
Annual Meeting of Shareholders
May 9, 2024
Introduction
The Board of Directors (the “Board”) of The Andersons, Inc. (the "Company") is soliciting your proxy to encourage your participation in the voting at the Annual Meeting and to obtain your support on each of the proposals described in this proxy statement. You are invited to attend the virtual Annual Meeting and vote your shares directly. However, even if you do not attend, you may vote by proxy, which allows you to direct another person to vote your shares at the meeting on your behalf. This proxy statement will be first mailed or otherwise delivered to shareholders on or about March 22, 2024. The mailing address of the Company’s principal executive offices is 1947 Briarfield Boulevard in Maumee, Ohio 43537.
This Proxy Solicitation
Included in this package are, among other things, the proxy card and this proxy statement. The proxy card and the identification number on it are the means by which you authorize another person to vote your shares in accordance with your instructions.
This proxy statement provides you with information about the proposals and about the Company that you may find useful in deciding how to vote with respect to each of the proposals. After this introduction, you will find the following sections:
•Voting
•Summary of Proposals
•Election of Directors
•Corporate Governance
•Executive Officers
•Equity Plans
•Advisory Vote on Executive Compensation
•Appointment of Independent Registered Public Accounting Firm
•Share Ownership
•Executive Compensation
•Director Compensation
•CEO Pay Ratio
•Pay Versus Performance
•Other Information
The Annual Meeting: Quorum
The Annual Meeting will be held on Thursday, May 9, 2024 at 8:00 A.M., Eastern Time, online at www.virtualshareholdermeeting.com/ANDE2024.
The Company’s Code of Regulations requires that a majority of our outstanding Common Shares be represented at the Annual Meeting, either in person or by proxy, in order to transact business.
Abstentions and broker non-votes will be treated as present for purposes of determining whether a majority of our Common Shares is represented at the meeting and will therefore affect whether a quorum has been achieved. A broker non-vote occurs when a broker or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker or nominee does not have discretionary voting power and has not received instructions from the beneficial owner.
There were no shareholder proposals submitted for the 2024 Annual Meeting.
The Andersons, Inc. | 2024 Proxy Statement | 1

Common Shares Outstanding
The record date for determining holders of the Company’s Common Shares entitled to vote at the Annual Meeting is March 11, 2024. As of the record date, the Company had 34,049,783 Common Shares issued and outstanding.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to Be Held on May 9, 2024
The proxy statement and Annual Report to Shareholders with Form 10-K is available at www.proxyvote.com.

The Andersons, Inc. | 2024 Proxy Statement | 2

Voting
You are entitled to one vote at the Annual Meeting for each of the Company’s Common Shares that you owned as of the close of business on March 11, 2024 (the record date for the Annual Meeting). There is no right to cumulative voting as to any matter, including the election of directors.
How to Vote Your Shares
You may vote your shares by proxy or electronically at the Annual Meeting. Even if you plan to attend the virtual meeting, we urge you to complete and submit your proxy in advance to ensure your vote is represented. If your shares are recorded in your name, you may cast your vote in one of the following ways:
•Vote by telephone: If you received a proxy card, notice document, or email, you can vote by phone at any time by calling the toll-free number (for residents of the U.S.) listed on your proxy card, notice document or email that you received. To vote, enter the control number listed on your proxy card and follow the simple recorded instructions. If you vote by phone, you do not need to return your proxy card.
•Vote by mail: If you received a proxy card and choose to vote by mail, simply mark your proxy card, and then date, sign and return it in the postage-paid envelope provided.
•Vote via the Internet: You can vote by Internet at any time by visiting the website listed on your proxy card, notice document or email that you received. Follow the simple instructions and be prepared to enter the code listed on the proxy card, notice document or email that you received. If you vote via the Internet, you do not need to return your proxy card.
•Vote electronically at the virtual Annual Meeting.
Shareholders who hold their shares beneficially in street name through a nominee (such as a bank or a broker) may be able to vote by telephone or the Internet, as well as by mail. You should follow the instructions you receive from your nominee to vote these shares. Since a beneficial owner is not the shareholder of record, you may not vote these shares electronically at the meeting unless you obtain a “legal proxy” from your broker or nominee that holds your shares, giving you the right to vote the shares at the virtual meeting. Beneficial owners wishing to vote electronically at the virtual meeting should contact their broker or nominee for instructions.
When you vote by proxy, the shares you hold will be voted in accordance with your instructions. Your proxy vote will direct the designated persons (known as “proxies” or proxy holders) to vote your shares at the Annual Meeting in accordance with your instructions. The Board has designated Michael T. Hoelter and Steven D. McGrew to serve as the proxies for the Annual Meeting.
How to Revoke Your Proxy
You may revoke your proxy at any time before it is exercised by any of the following means:
•Notifying Christine M. Castellano, our Secretary, in writing delivered to our principal executive offices prior to the Annual Meeting;
•Submitting a later dated proxy card, telephone vote or Internet vote; or
•Attending the virtual Annual Meeting and voting electronically.
If your shares are held in street name, you must contact your broker or nominee to revoke your voting instructions.
The mailing address of the Company’s principal executive offices is 1947 Briarfield Boulevard in Maumee, Ohio 43537.
Your attendance at the virtual Annual Meeting will not, by itself, revoke a proxy.
How Your Shares Will be Voted
Your shares will be voted at the meeting as directed by the instructions on your proxy card if: (1) you are entitled to vote, (2) your proxy was properly executed, (3) we received your proxy prior to the Annual Meeting and (4) you did not validly revoke your proxy prior to the meeting and you do not vote your shares electronically at the meeting.
If you send a properly executed proxy without specific voting instructions, the designated proxies will vote your shares
•to elect the nominated directors,
•to approve this year's advisory resolution on executive compensation, and
•to ratify the selection of the independent registered public accounting firm.

The Andersons, Inc. | 2024 Proxy Statement | 3

Votes Required to Approve Each Item
The Company’s Code of Regulations states that the nominees for director receiving the greatest number of votes shall be elected. Therefore, abstentions and broker non-votes will not count as a vote for or against the election of directors and will not have an effect on the election of directors.

The approval of the advisory vote on executive compensation and the ratification of the independent public accounting firm each require the affirmative vote of the majority of the votes cast. Abstentions and broker non-votes will not count as votes cast on these proposals and will not have an effect on the outcomes.

Householding
The Company has adopted a procedure approved by the Securities and Exchange Commission called “householding”. Under this procedure, multiple shareholders who share the same last name and address will receive only one copy of the annual proxy materials. If the household received a printed set of proxy materials by mail, each shareholder will receive his or her own proxy card or voting instruction card by mail. We have undertaken householding to reduce our printing costs and postage fees. Shareholders who receive household materials may elect to receive individual copies of the proxy materials at the same address (and shareholders receiving multiple copies of materials may elect to receive household materials) by contacting Investor Relations in writing at 1947 Briarfield Boulevard, Maumee, Ohio 43537, or via telephone at (419) 893-5050, and we will provide copies of the annual proxy materials according to your preference.
Where to Find Voting Results
We expect to announce the voting results at the Annual Meeting and will publish the voting results in the Company’s Form 8-K to be filed with the Securities and Exchange Commission within four business days after the Annual Meeting.
The Andersons, Inc. | 2024 Proxy Statement | 4

Summary of Proposals
The Governance / Nominating Committee and the Board, including the Board's independent directors, have nominated nine directors, each for a one-year term.
The Board is submitting to an advisory vote on the compensation of the Company’s named executive officers ("NEOs"), as required by the rules and regulations of the Securities and Exchange Commission, and conducted in conformance with regulations promulgated by the Securities and Exchange Commission thereunder. While this vote is not binding, the Compensation Committee and Board expect to take the results of this vote into consideration when making future compensation decisions.
The Audit Committee has recommended, and the Board has approved, Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2024 and recommends that you vote to ratify their appointment.
At the date of this Proxy Statement, we have no knowledge of any business other than the proposals described above that will be presented at the Annual Meeting. If any other business should properly come before the Annual Meeting, the proxies will be voted on at the discretion of the proxy holders.

The Andersons, Inc. | 2024 Proxy Statement | 5

Election of Directors
The Board has adopted a policy that directors generally may not stand for re-election after attaining age 72. After decades of dedicated and valuable service to the Company and its Board, Michael J. Anderson, Sr., the current Chairman of the Board, will be retiring from the Board effective as of the 2024 Annual Meeting, having reached the age of 72. In consideration of recent transitions in Board composition and the value of retaining directors with specific areas of expertise needed by the Board, the Board determined that it would be in the best interests of the Company and its shareholders to ask Ross W. Manire to stand for re-election at the 2024 Annual Meeting, although he has also reached the age of 72. Given Mr. Manire’s background as a former Chief Executive Officer, with experience as a founder, CEO and director of Information Technology companies, he brings a unique perspective and skills to the Board.
Proxies cannot be voted for a greater number of individuals than the number of nominees listed below. The Governance / Nominating Committee and the Board have nominated and recommend the election of each of the nine nominees listed below. Each director elected will serve until the next Annual Meeting or until their earlier removal or resignation. Each of the nominees listed is currently a Director of the Company. The Board expects all nominees named below to be available for election. In case any nominee is not available, the proxy holders may vote for a substitute, unless the Board reduces the number of directors as provided for in the Company’s Code of Regulations.
Directors will be elected at the Annual Meeting by a plurality of the votes cast at the Annual Meeting. The following biographical disclosures only include information regarding nominees for election or re-election at the Annual Meeting. After decades of dedicated and valuable service, Michael J. Anderson, Sr. will not stand for re-election at the Annual Meeting and is therefore not represented in the below biographical information. Following is a brief biography of each nominee as well as the specific qualifications of the nominee as identified by the Board’s Governance / Nominating Committee. Information as to their ownership of the Common Shares can be found under the caption “Share Ownership” in this proxy statement. All information provided is current as of February 29, 2024.

Name	Age	Principal Occupation, Business Experience and Other Directorships	Director Since
Patrick E. Bowe	65
President and Chief Executive Officer ("CEO") since November 2, 2015. Prior to that, Corporate Vice President of Cargill, Inc. and a leader of Cargill's Food Ingredients and Systems business since 2007. Prior to joining Cargill's Corn Milling Division, managed the copper trading desk for Cargill Metals Division and worked as a trader and analyst for Cargill Investor Services at the Chicago Board of Trade. Worked as a cash grain merchant for Louis Dreyfus Corp. in Springfield, Ill., and Phil O'Connell Grain Co., in Stockton, California. Former director of United Malt Group and Primient from 2022-2023.
			2015
Gerard M. Anderson	65	Executive Chairman of DTE Energy from 2019 through 2022; Chairman and Chief Executive Officer of DTE Energy from 2014 through 2019; President and Chief Operating Officer of DTE Energy from 2005 through 2010. Joined Detroit Edison, a subsidiary of DTE Energy in 1993 and held various executive positions. Prior to this, a consultant with McKinsey & Co., Inc. Director of DTE Energy from 2010 - 2022. Director of The AES Corporation since 2023. Senior Adviser to ArcLight Capital, an energy-focused private equity company.	2008
Steven K. Campbell	60	Retired head of North America Grain and Group Executive Vice President at Louis Dreyfus from 2012 through 2017; Past President and CEO of Louis Dreyfus Commodities Grain Merchandising LLC from 2008 through 2017; Former Vice President with Archer Daniels Midland from 1995 through 1997; Past industry involvement includes serving as Chairman, Kansas City Board of Trade, First Vice Chairman on the North American Export Grain Association's Board of Directors and holding a position on the Commodity Markets Council Board of Directors. Guest lecturer at Auburn University, speaking on commodity trading.	2022
Gary A. Douglas	63	President of Nationwide National Partners from March 2013 through September 2022 (Retired); President and Chief Operating Officer of Nationwide Agribusiness from 2007 through 2013; Regional Vice President of Nationwide Mutual Insurance Company from 2005 through 2007. On the Development Committee of the National Urban League, on the Governance Committee of the National Association of Mutual Insurance Companies, and on the Sustainability Committee of the African American Leadership Academy.	2021
Pamela S. Hershberger	58	Retired Managing Partner of Ernst & Young LLP in Toledo, Ohio. Thirty-one years of service at Ernst & Young LLP, beginning her career in the firm's Toledo, Ohio office as a staff auditor. In 2008, named Toledo's Office Managing Partner, a position she held until her retirement in 2018.	2019
The Andersons, Inc. | 2024 Proxy Statement | 6

Name	Age	Principal Occupation, Business Experience and Other Directorships	Director Since
Catherine M. Kilbane	60	Retired Senior Vice President, General Counsel and Secretary of The Sherwin-Williams Company, 2013 to July 2017. Prior to that, Senior Vice President, General Counsel and Secretary of American Greetings Corporation from 2003-2012. Prior to that a partner with the Cleveland law firm of Baker & Hostetler LLP. Director of The Davey Tree Expert Company since 2018. Director of Interface, Inc. since 2018. Trustee of The Cleveland Clinic Foundation since 2015.	2007
Robert J. King, Jr.	68	Advisory Director for FNB Corp from 2013 through October 2020. Prior to that, President and Chief Executive Officer, PVF Capital Corp from 2009 to 2013; Senior Managing Director, Private Equity, FSI Group, LLC from 2006 through 2009; Managing Director, Western Reserve Partners LLC from 2005-2006; Executive Vice President of Fifth Third Bank from 2002 through 2004 and Chairman, President and Chief Executive Officer of Fifth Third Bank (Northeastern Ohio) from 1997 through 2002. Director of Oak Tree Holdings LLC since 2021, Shiloh Industries, Inc. from 2005 to 2020, MTD Corp. from 2005 to 2021, and Medical Mutual of Ohio since 2012.	2005
Ross W. Manire	72	Retired President and Chief Executive Officer of ExteNet Systems, Inc., from 2002 to 2018. Served as President, Enclosure Systems Division of Flextronics International from 2000 to 2002. Prior to that was Chief Executive Officer at Chatham Technologies, Inc., and served in several executive roles at 3Com Corporation and US Robotics (acquired by 3Com in 1997). Former Partner at Ridge Capital Corporation and Ernst & Young LLP. Director of Zebra Technologies Corporation since 2003 and Eagle Test Systems, Inc. from 2004 through 2008.	2009
John T. Stout, Jr.	70	Chairman and Chief Executive Officer of Plaza Belmont Management Group LLC since 2014. Prior to that, Chief Executive Officer of Plaza Belmont Management Group LLC since 1998. Director of Mennel Milling Company, Inc. since 1992. Director and Chairman of the Board of Renwood Mills, LLC from 2016 to 2022. Director and Managing Member of Renwood Appreciation & Income Fund, LLC from 2016 through 2022. Director and Managing Member of Homegrown Family Foods from 2019 through 2022. Chairman of the Board of Homegrown Family Foods since 2022. Previously President of Manildra Milling Corp and Manildra Energy Corp from 1991 through 1998 and Executive Vice President and Director of Dixie Portland Flour Mills Inc. from 1984 to 1989. Director of The Federal Reserve Bank of Kansas City from 2010 to 2015.	2009

The Andersons, Inc. | 2024 Proxy Statement | 7

Director Skills, Experience and Background

The Governance / Nominating Committee considers a variety of factors when presenting the slate of nominees for the Board – these are highlighted in the chart below and listed in detail under the caption “Corporate Governance – Board Meetings and Committees – Governance / Nominating Committee.” The Governance / Nominating Committee looks at the different skills and experiences that each nominee brings and how these align with the Company's business and strategy. Below, is a Board of Directors Skill Matrix and a Board Diversity Matrix. The Board of Directors Skill Matrix is a summary of each nominee's skills and experience with each mark indicating an experiential strength. This matrix is a high-level summary that is not intended to be an exhaustive list of each director’s skills or contributions to the Board. Further below is a more detailed table of the specific experience, qualifications, attributes or skills that the Governance / Nominating Committee viewed as valuable to our business for the next year. The Board Diversity Matrix sets forth information about the diversity of the Board of Directors in accordance with the NASDAQ board diversity disclosure rules. Each of the categories listed below has the meaning as used in NASDAQ Rule 5606(f).

Board of Directors Skill Matrix

Director Qualifications and Experience	Patrick E. Bowe	Gerard M. Anderson	Steven K. Campbell	Gary A. Douglas	Pamela S. Hershberger	Catherine M. Kilbane	Robert J. King, Jr.	Ross W. Manire	John T. Stout, Jr.
General Management	•	•	•	•	•	•	•	•	•
Finance and M&A	•	•	•	•	•	•	•	•	•
Sales and Marketing	•	•	•	•	•		•	•	•
Human Resources	•	•	•	•	•	•	•	•	•
Other Public Company Board Experience	•	•				•	•	•	•
C-Suite Experience	•	•		•			•	•	•
Risk Management	•	•	•	•	•	•	•		•
Business Operations	•	•	•	•	•			•	•
Agribusiness	•		•	•					•

Board Diversity Matrix (as of February 29, 2024)

Total Number of Directors	10
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	2	8	—	—
Part II: Demographic Background
African American or Black	—	1	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	—	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	2	7	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—
Did Not Disclose Demographic Background	—

The Andersons, Inc. | 2024 Proxy Statement | 8

Director	Specific experience, qualifications, attributes or skills
Patrick E. Bowe
•More than thirty-five years of experience in the agricultural sector
•Former board member of Primient, as well as United Malt Group, both publicly traded companies
•As Corporate Vice President for Cargill's Food Ingredient and Systems Platform, responsible for strategy, capital allocation decisions, customer relationship management, as well as leading key sourcing and business excellence initiatives
•Has held a variety of leadership positions, both domestically and abroad, including oversight of Cargill's Corn Wet Milling operation
•Extensive experience in leading large organizations with particular expertise in commodity and futures trading, acquisitions and joint ventures, process improvement, strategic sourcing, capital management, and establishing and maintaining strong customer relationships

Gerard M. Anderson
•Former Chairman, Chief Executive Officer and board member of DTE Energy, a publicly traded energy company
•Director of The AES Corporation, also a publicly traded energy company
•Senior Adviser to ArcLight Capital, an energy-focused private equity company
•Energy industry expertise
•MBA and MPP with a civil engineering undergraduate degree
•Past experience as a consultant with McKinsey and Company

Steven K. Campbell
•Retired head of North America Grain and Group Executive Vice President at Louis Dreyfus
•Past President and CEO of Louis Dreyfus Commodities Grain Merchandising LLC
•Former Vice President with Archer Daniels Midland
•Thirty years of experience in the agricultural industry
•Bachelor of Science and Master of Science in Agricultural Economics from Oklahoma State University.
•Industry involvement includes serving as Chairman, Kansas City Board of Trade, First Vice Chairman on the North American Export Grain Association's Board of Directors and holding a position on the Commodity Markets Council Board of Directors
•Guest lecturer at Auburn University, speaking on commodity trading

Gary A. Douglas
•Over twenty years of senior management level experience across geographically diverse markets within the United States
•Expertise in the areas of risk management, strategic planning, and operational effectiveness
•Executive Leadership Program, Wharton School of Business
•MBA with emphasis in finance

Pamela S. Hershberger
•Experience managing the Ernst & Young LLP office in Toledo, Ohio
•Certified public accountant with over thirty years of public accounting experience
•Extensive experience in advising public and private companies on tax, accounting, audit and consulting matters in a variety of industries
•Merger and acquisition experience
•Ernst & Young LLP Executive Program, Kellogg School of Management, Northwestern University

Catherine M. Kilbane
•Fourteen years as Secretary and General Counsel for two large companies, both publicly traded
•Experience with public company regulatory requirements
•Experienced public company director
•Attorney with extensive corporate law experience, including: corporate governance, mergers and acquisitions, joint ventures, securities and compliance, real estate, environmental, and human resources

Robert J. King, Jr.
•Experience as President & Chief Executive Officer and board member of a publicly traded financial services company
•MBA with a finance undergraduate degree
•Expertise in banking, finance and related risk analysis with extensive senior officer experience with major banking organization
•Experience as a member of other boards of directors, including Oak Tree Holdings LLC, Medical Mutual of Ohio, and Shiloh Industries, which was a publicly traded company prior to its acquisition.

The Andersons, Inc. | 2024 Proxy Statement | 9

Director	Specific experience, qualifications, attributes or skills
Ross W. Manire
•Currently an Advisory Partner to several private equity firms
•Retired Chairman and Chief Executive Officer of a telecommunications company
•Mergers and acquisitions and international business experience
•Experience as a member of other public company boards
•Formerly a partner with Ernst & Young LLP and certified public accountant
•Prior service as Chief Financial Officer of public company
•MBA with economics undergraduate degree

John T. Stout, Jr.
•Currently engaged as Chairman and Chief Executive Officer of a private equity fund that acquires diversified food processing companies and related businesses
•Experience in the financial markets as it relates to the food industry, including analysis of agricultural commodity risk
•Mergers and acquisition experience
•Experience managing companies that consume wheat, corn, soybeans, rice and other commodities
•Board member for a variety of private companies in the food industry and former director of Dixie Portland Flour Mills, a subsidiary of Holly Farms
•Elected to Kansas City Federal Reserve Board January 1, 2010 and again on January 1, 2013; previously six years on Kansas City Federal Reserve Board Economic Advisory Committee; served on the Compensation Committee of the Federal Reserve Bank of Kansas City from 2010 to 2015

The Board recommends a vote FOR the election of the nine directors as presented.

The Andersons, Inc. | 2024 Proxy Statement | 10

Corporate Governance

Board Meetings and Committees

Committees of the Board Effective December 31, 2023
Name	Board	Audit	Compensation	Governance / Nominating	Finance
Michael J. Anderson, Sr.	C
Patrick E. Bowe	X
Gerard M. Anderson	X			X	X
Steven K. Campbell	X				X
Gary A. Douglas	X	X	X
Pamela S. Hershberger	X	C		X
Catherine M. Kilbane	X	X		C
Robert J. King, Jr.	X		X		C
Ross W. Manire	X	X	C
John T. Stout, Jr.	X		X		X
C - Chair, X - Member
The Board held six regular board meetings in 2023. Each director attended 75% or more of the 2023 meetings of the Board, and committees on which each such director served during each director's period of service. We encourage Board members to attend the annual meeting, and all of the Board members standing for reelection at that time attended the 2023 Annual Shareholders Meeting.
The Audit Committee, Compensation Committee, Finance Committee and Governance / Nominating Committee each have written charters. Copies of such charters are available at www.andersonsinc.com under the Governance tab within the Investors section of the website.
Director Independence: The Board is made up of a majority of independent directors. Each of the Audit, Compensation, Finance and Governance / Nominating Committees is made up entirely of independent members.
An “independent” director is a director who meets the criteria for independence as required by the applicable law and the NASDAQ Corporate Governance Standards for Listed Companies and is affirmatively determined to be “independent” by the Board. The Board has determined that each of the current directors standing for re-election is independent under the corporate governance standards of the NASDAQ, with the exception of Patrick E. Bowe, President and CEO.
Audit Committee: The Board established the Audit Committee as defined by Section 3(a)(58)A of the Securities Exchange Act of 1934. The Audit Committee is currently comprised of four independent directors (as defined in the NASDAQ Corporate Governance Standards for Listed Companies generally and as applicable to audit committee members) and, among other duties, oversees the accounting and financial reporting process of the Company, appoints the independent registered public accounting firm, reviews the internal audit and external financial reporting of the Company, reviews the scope of the independent audit and considers comments by the independent registered public accounting firm regarding internal controls and accounting procedures and management’s response to those comments, and is also tasked with oversight of the Company's cybersecurity program. The Audit Committee held eight meetings in 2023. The Board has determined that Pamela S. Hershberger, Committee Chair, and Ross W. Manire, Committee member, are each “audit committee financial experts” as defined in the federal securities laws and regulations.

The Andersons, Inc. | 2024 Proxy Statement | 11

Compensation and Leadership Development Committee ("Compensation Committee"): The Compensation Committee, is comprised solely of four independent directors (as defined in the NASDAQ Corporate Governance Standards for Listed Companies generally and as applicable to Compensation Committee members). The Compensation Committee reviews the recommendations of the Company’s CEO and Human Resources as to the appropriate compensation, which includes base salaries, short-term and long-term compensation and benefits, of the Company’s officers and determines the compensation of such officers for the ensuing year which it then recommends to the full Board for approval. The CEO compensation is also determined by the Committee and then recommended to the full Board for approval. In addition, under the Company’s Amended and Restated 2019 Long-Term Incentive Compensation Plan (the "2019 Plan"), the Committee reviews, approves and recommends to the Board the value of grants of equity-based compensation aggregated for non-officers and individual grants for officers and reviews and approves the “Compensation Discussion and Analysis” appearing in this proxy statement. The Compensation Committee met four times during 2023. The Compensation Committee, by charter, is authorized to retain its own independent compensation consultants and legal counsel. The role of those independent compensation consultants is more fully described in the Compensation Committee Consultants section below.
Finance Committee: The Finance Committee is comprised of four independent directors (as defined in the NASDAQ Corporate Governance Standards for Listed Companies) and is charged with monitoring and overseeing the Company’s financial resources, strategies and risks, especially those that are long-term in nature. The Finance Committee met three times in 2023.
Governance / Nominating Committee: The Governance / Nominating Committee is comprised of three independent directors (as defined in the NASDAQ Corporate Governance Standards for Listed Companies). The Governance / Nominating Committee met two times in 2023. The Committee recommends to the Board actions to be taken regarding the Board's structure, organization and functioning, selects and reviews candidates to be nominated to the Board, reports to the Board regarding the qualifications of such candidates, recommends a slate of directors to be submitted to the shareholders for approval, and proposes agenda items and recommendations to meetings of the independent directors (led by the independent Lead Director) without management being present. The Governance / Nominating Committee and other members of the Board identify candidates for consideration by the Committee, and may, if it elects to, engage the services of third-party search firms to identify candidates. The Governance / Nominating Committee recommended the election to the Board of each nominee named in this proxy statement.
It is the policy of the Governance / Nominating Committee to consider for nomination as a director any person whose name is submitted by a shareholder, provided that the submission is made prior to December 31 of the year that precedes the next annual meeting of shareholders and provided that the person is willing to be considered as a candidate.
Submission of names by shareholders is to be made to the Secretary of the Company in writing delivered to the Company’s principal executive offices in Maumee, Ohio. The Secretary, in turn, submits the names to the Chair of the Governance / Nominating Committee for consideration. The shareholder’s submission should set forth all information relating to any nominee that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Act of 1934, as amended (including, if so required, such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected).

The foregoing procedures relate to submission of recommended nominees for consideration by the Governance / Nominating Committee. Shareholders who propose to actually nominate a director candidate should refer to Shareholder Proposals for 2024 Annual Meeting for additional information.
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Each candidate for director (no matter how nominated) is evaluated on the basis of their ability to contribute expertise to the businesses and services in which the Company engages, to conduct himself or herself in accordance with the Company’s Statement of Principles, and to contribute to the mission and greater good of the Company. The candidate’s particular expertise, as well as existing Board expertise, as that expertise aligns with the Company's business and strategy, is taken into consideration. A candidate’s “independence,” as defined by applicable stock exchange regulations and any other applicable laws, and the Board’s ratio of independent to non-independent directors are also taken into consideration. Preferences, qualifications and specific qualities or skills considered necessary for one or more of the directors to possess include, but are not limited to, the following:
•Able to serve for a reasonable period of time
•Multi-business background preferred
•Successful career in business preferred
•Active preferred over retired
•Audit Committee membership potential
•Strategic thinker
•Leader / manager
•Agribusiness background, domestic and international
•Transportation background
•Brand marketing exposure

The Committee seeks nominees who provide a diverse set of backgrounds, skills, experiences and viewpoints who will contribute expertise to the Board, conduct themselves in accordance with the Company’s Statement of Principles and strong ethical behavior, and share their diverse skills and experiences for the greater good of the Company. Because the Company consists of diverse businesses, we highly value differing viewpoints shared in the pursuit of Board actions that best balance the objectives of our customers, employees, shareholders and communities.
The Board has adopted a policy not to nominate for re-election to the Board any member reaching the age of 72 prior to the annual meeting. The Board did not make any exceptions or waivers of this policy in 2023, however, as discussed above, the Board has waived this policy to allow for re-election of Mr. Manire in 2024.
Board Leadership Structure: In 2023 and in previous years, the positions of CEO and Chairman were separated. Michael J. Anderson, Sr. has served as Chairman of the Board of Directors since 2009. The Board considered Mr. Anderson's experience on other public company boards, as well as his extensive prior experience with the Company, to provide a resource that served the Company well. Since Mr. Anderson is not an independent Board member, the Board established the position of an independent Lead Director. In 2023, Catherine M. Kilbane, an independent Board member, served as Lead Director. The Chairman chairs meetings of the Board, sets Board meeting agendas, has authority to call meetings of the Board and serves as liaison with management of the Company. The Lead Director is chosen by the independent directors of the Board. The Lead Director chairs meetings of the independent directors, approves Board meeting agendas and the information available to the Board, has the authority to call meetings of the independent directors, and serves as liaison with the Chairman. In performing these functions, the Lead Director has the responsibility and authority to set the agenda and manage the meetings of the independent directors, to communicate their interests to the Chairman and to the CEO, and to assert any other concerns for the benefit of the stockholders, and in so doing serve as an institutional counterweight to the Chairman and CEO.

As noted above, Mr. Anderson will be retiring from the Board effective as of the 2024 Annual Meeting. The Board expects to consider its leadership structure at its May 2024 meeting and designate a Chairman and, if the Chairman is not independent, a Lead Director. The Board also expects to consider at that time whether to continue to separate the positions of CEO and Chairman.
Board Oversight of Risk: The Board is responsible for overseeing risk management for the Company. It has delegated to each of the Audit Committee, the Finance Committee, the Compensation Committee and the Governance / Nominating Committee, certain of its responsibilities in this area.
•Audit Committee: The Audit Committee has the oversight responsibility for the integrity of the Company’s financial statements and its financial reporting process, as well as its systems of internal accounting and financial controls, and the performance of the Company’s internal audit function and independent auditor. The Audit Committee is tasked with oversight of the Company's cybersecurity program and receives periodic reporting on the topic throughout the year, including with regard to the Company's progress against the National Institute of Standards and Technology Cybersecurity Framework. Cybersecurity additionally is defined as a risk in the Company's Enterprise Risk Management (“ERM”) program.
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•Finance Committee: The Finance Committee has responsibility for risks relating to capital markets including interest rate volatility and access to capital, counterparties, product liability, price volatility and general industry market risks.
•Compensation Committee: The Compensation Committee has responsibility for reviewing the Company’s compensation policies to ensure that these policies are not reasonably likely to create undue risk to the Company.
•Governance / Nominating Committee: The Governance / Nominating Committee has responsibility for oversight of the Company’s ethics policies, including the Company’s Standards of Business Conduct and Response Program, board succession and regulatory / legislative issues. The Governance / Nominating Committee also has oversight responsibility for the Company's environmental, social, and governance ("ESG") activities and practices.
Although the Board has delegated certain responsibilities for risk management to its Committees, the Board retains overall responsibility for this duty. Each Committee Chair reports to the Board matters discussed or reviewed at Committee meetings. Although the Board oversees the Company’s risk management, management is responsible for day-to-day risk management processes and provides regular updates to the Board and its Committees.
Executive Sessions of the Board: Our independent directors meet in executive session at each Board meeting. Our independent Lead Director chairs these executive sessions.
Shareholder Communications to Board: Shareholders may send communications to the Board by writing any of the Company's officers, or Christine M. Castellano, Executive Vice President, General Counsel & Corporate Secretary, at the Company’s principal executive offices at its Maumee, Ohio address or by calling any officer at 419-893-5050 or 800-537-3370. All appropriate shareholder communications addressed to the Board will be forwarded directly to the Board members.
Corporate Governance Guidelines: A copy of the Company’s Corporate Governance Guidelines may be found in the Company’s website under the under the Governance tab within the Investors section of the website.

Code of Ethics
The Company has adopted Standards of Business Conduct and Response Program that apply to all employees, including the principal executive officer, principal financial officer and the principal accounting officer. These Standards of Business Conduct and Response Program are available on the Company’s website under the Governance tab within the Investor Relations section of the website. To the extent disclosure would be required by Item 5.05 of Form 8-K, the Company will post amendments to, or waivers, if any, from, its Standards of Business Conduct and Response Program applicable to or granted to the Company’s CEO, Chief Financial Officer ("CFO") and Corporate Controller on its website.

Sustainability
Sustainability considerations are inherently embedded in the Company's strategy, and naturally extend across the Company's business segments, as the Company serves customers, employees, and communities primarily throughout the North American agricultural supply chain. The Company's Statement of Principles, which expresses the beliefs and philosophies of the Company’s founders and is the foundation for its operations today, recognizes the need for business activities to reflect a proper concern for the health and safety of the Company's employees, customers and neighbors and for the quality of the environment. As a business based in agriculture, the Company recognizes the need for good stewardship of the social and natural resources upon which both the Company and farmers rely. The Company published its first Sustainability Review in 2020 and continues on a journey to further transparency in sustainability practices, aligned with the Global Reporting Initiative standards, Sustainable Development Goals, and the Sustainability Accounting Standards Board.
Each of the Company's segments is, by necessity, focused on sustainability. The agricultural cycle starts with the Nutrient & Industrial segment, which works with farmers to help them apply the right plant nutrients at the start of the process, in the right amounts and at the right time to add value to the agricultural crop without unnecessary runoff into water sources. The Trade segment provides various value-add services to farmers, who have an intrinsic interest in preserving the value of their land and of agricultural inputs like water, as well as to consumers, by efficiently transporting grains and other products such as food, feed, and fuel to end markets. The Renewables segment focuses on reducing cost through reducing the use of energy, water and other inputs, providing feedstocks for renewable diesel customers, and by working to achieve low carbon intensity scores for ethanol products, including corn and cleanup, which is a key low carbon intensity input for renewable diesel refiners.

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Environmental Focus: The Andersons continues to recognize the importance of using resources wisely, both to ensure efficiency in our operations and to limit our environmental impact. We continued to participate in the Supplier Leadership on Climate Transformation program with Guidehouse, Inc., and are working toward setting measurable targets for various metrics, which may include targets in areas such as safety or service as well as greenhouse gas emissions. In 2023, the Company hired a third-party consultant to conduct a double materiality assessment to determine which sustainability topics are important to the Company and its sustainability goals. The results of the assessment will allow our sustainability initiatives to align to the topics most important to The Andersons, and will impact our strategic decisions as we look to create attainable goals and targets in the future. A Sustainability Committee comprised of senior leadership was created to ensure that these material topics remain the focus of the Company’s day to day operations and are incorporated into our business strategies.
To increase transparency, in 2023, the Company reported against the Sustainability Accounting Standards Board framework, in addition to the Global Reporting Initiative, acquired limited assurance of Scope 1 and 2 greenhouse gas emissions, and communicated diversity metrics, all of which were included in the 2023 Sustainability Review.
Social Focus: The Company values the communities where it lives and works. Over the years, the Company, directly and through its foundation, has made charitable donations in more than 130 communities in over 20 states. The Company's gift match program provides dollar-for-dollar matching for each employee of up to $1,000 in charitable donations in a calendar year, with over $370,000 in matching support in 2023. Through this program, over 700 organizations have been supported by employees of the Company who used the gift match to enhance their giving. The Company also encourages and facilitates employee volunteer activities and service on boards of not-for-profit entities.
The Company conducted an employee engagement survey in 2023 with a 98% participation rate. These surveys allow our leadership to hear from employees and maintain a culture that supports and encourages employee satisfaction. The Company seeks to provide a competitive compensation and benefits package that its employees value. In addition to these benefits, the Company also offers various services and opportunities for growth and development, tuition reimbursement, skills training, and retirement planning. The Company also continues to implement its safety programs, emphasizing the prevention of serious injuries and fatalities. In 2023, the Company continued to engage its supervisory employees with training opportunities on various topics through its training journeys. In addition, all managers are provided mandatory training on harassment prevention, and all employees receive training on cybersecurity awareness issues like phishing.
The Company encourages, values, and leverages the differences in people and perspectives to improve. In 2023, the Company supported six Employee Resource Groups – Working Parents, HARVEST multicultural, P.R.I.D.E (People, Respect, Inclusion, Diversity, and Education), Military and Veterans Support, L.E.A.D. (Lead, Educate, Aspire, and Develop), and Athena Society for Women. The Company seeks to include diverse candidates, including women and persons of color, when recruiting for senior roles and has expanded its recruiting tools to access a broader and more diverse talent market.
Governance Focus: We believe transparency, integrity, and accountability are key ingredients to our success. The Corporate Governance Guidelines, the Standards of Business Conduct and Response Program, and committee charters may be found under the Governance tab within the Investors section of the Company’s website. The Governance / Nominating Committee oversees topics related to sustainability.
The Company’s ERM process allows the Company to identify, analyze, and manage the key risks to the business. Climate change has been added as a risk to the ERM process. Cybersecurity also is included as a risk in the Company’s ERM program.
In addition to the Statement of Principles, a robust set of written policies govern employees, contractors, customers, visitors, vendors, and other third parties. The Standards of Business Conduct and Response Program sets forth the ethical standards of behavior for employees and third parties doing business with the Company. It includes conflicts of interest, supplier relations, confidentiality, fair competition, intellectual property rights, and fraud. The policy includes the procedures for reporting concerns, including the ability to report anonymously through a third-party ethics hotline.

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Certain Relationships and Related Party Transactions

The Board has practices and procedures to address potential or actual conflicts of interest and any appearance that decisions are based on considerations other than the best interests of the Company that may arise in connection with transactions with certain persons or entities. The Company’s Standards of Business Conduct and Response Program contain provisions related to conflict of interest situations, and the charter of the Audit Committee provides that it will review on an annual basis and approve related party transactions required to be disclosed under Item 404 of Regulation S-K of the Securities Act of 1933, as amended, and as required under the Standards of Business Conduct and Response Program (the “Related Person Transaction Policy”). In order to implement the Related Person Transaction Policy, the Company obtains annual written questionnaires requiring disclosure of potential conflict situations, financial transactions, and annual affirmation of compliance with the Company’s Standards of Business Conduct and Response Program. The Related Person Transaction Policy is applicable to all transactions, arrangements or relationships in which: (a) the aggregate amount involved is material to the individual, and in any event, to any transaction in which the amount may be expected to exceed $120,000 in any calendar year; (b) the Company is a participant; and (c) any Related Person (as that term is defined in Item 404 under Regulation S-K of the Securities Act of 1933, as amended) has or will have a direct or indirect interest (a “Related Person Transaction”).
All directors and officers complete annual questionnaires regarding their stockholdings and transactions which may possibly be regarded as involving related parties.
During 2022, Patrick E. Bowe became a Board member of Primient, a producer of food and industrial ingredients made from plant-based sources. During the first quarter of 2023, Primient purchased approximately $4.6 million of products from, and sold approximately $3.5 million of products to the Company. In March of 2023, Mr. Bowe stepped down from the Board of Primient. These transactions do not effect Mr. Bowe’s status as a director because, as the current CEO of the Company, he is already considered to be a non-independent director.
There were no other Related Person Transactions with an officer or director for the year ended December 31, 2023.
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Audit Committee Report
The Audit Committee of the Board operates under a written charter. The Audit Committee consists of four independent directors. The Audit Committee appoints, establishes fees to, reviews audit scope and plan for, pre-approves non-audit services provided by, and evaluates the performance of, the Company’s independent registered public accounting firm. The Audit Committee’s appointment of the Company’s independent registered public accounting firm is presented to the shareholders in the annual proxy statement for ratification.
Management is responsible for the Company’s internal controls, financial reporting process and compliance with laws and regulations and ethical business standards. The Company’s independent registered public accounting firm is responsible for performing an audit of the consolidated financial statements of the Company in accordance with standards established by the Public Company Accounting Oversight Board (“PCAOB”) and assessing the effectiveness of the Company’s internal controls over financial reporting and for issuing their reports. The Audit Committee is responsible for monitoring and overseeing these processes.
In this context, the Audit Committee has reviewed the Company's audited financial statements and has met and held separate discussions with management, the Company’s internal audit director (or equivalent), and the independent registered public accounting firm regarding such financial statements. Management represents to the Audit Committee that the consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles. The Audit Committee reviewed management's report on their review of the system of internal control over financial reporting, including the independent registered public accounting firm's report on the design and operating effectiveness of internal controls. The Audit Committee also discussed with the independent registered public accounting firm matters required to be discussed by PCAOB Auditing Standard 1301, Communications with Audit Committees, and reviewed all material written communications between the independent registered public accounting firm and management.
The Company’s independent registered public accounting firm also provided to the Audit Committee the written disclosures required by PCAOB Rule 3526, Communication with Audit Committees Concerning Independence, and the Audit Committee discussed with the independent registered public accounting firm that firm’s independence.
The Audit Committee has also reviewed the services provided by the independent registered public accounting firm (as disclosed below under the caption “Audit and Other Fees”) when considering their independence.
Based upon the Audit Committee’s discussion with management and the independent registered public accounting firm and the Audit Committee’s review of the representations of management and the report of the independent registered public accounting firm to the Audit Committee, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the Securities and Exchange Commission.

AUDIT COMMITTEE
Pamela S. Hershberger (Chair), Catherine M. Kilbane, Ross W. Manire and Gary A. Douglas

Compensation / Risk Relationship
We believe our compensation programs are designed to establish an appropriate balance between risk and reward in relation to our overall business strategy. To that end, Company management has conducted a compensation risk assessment. The Compensation Committee reviewed and discussed the findings of the risk assessment and believes that our compensation programs are appropriately balanced and do not motivate employees to take risks that are reasonably likely to have a material adverse effect on the Company.
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Executive Officers

The information is furnished pursuant to Instruction 3 to Item 401(b) of Regulation S-K. The executive officers of The Andersons, Inc., their positions and ages (as of February 29, 2024) are presented in the table below. Three of the nine executive officers are women.

Name	Position	Age	Year Assumed

Patrick E. Bowe	President and Chief Executive Officer Corporate Vice President, Food Ingredients and Systems (Cargill, Inc.)	65	2015 2007
Christine M. Castellano	Executive Vice President, General Counsel & Corporate Secretary Senior Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer (Ingredion Incorporated)	58	2020 2012
Michael T. Hoelter	Vice President, Corporate Controller and Investor Relations Corporate Controller Assistant Corporate Controller Grain Group Controller	41	2021 2019 2017 2015
William E. Krueger	Chief Operating Officer President, The Andersons Trade and Processing President, The Andersons Trade Group President and Chief Executive Officer (Lansing Trade Group, LLC)	57	2022 2020 2019 1995
Joseph E. McNeely	President, Nutrient and Industrial President, The Andersons Rail Group President and Chief Executive Officer (FreightCar America, Inc.)	59	2020 2017 2013
Anne G. Rex	Vice President, Strategy, Planning and Development Vice President and Corporate Controller Assistant Corporate Controller	59	2019 2012 2002
Brian A. Valentine	Executive Vice President and Chief Financial Officer Senior Vice President and Chief Financial Officer Corporate Vice President and Chief Financial Officer (The Lubrizol Corporation)	54	2020 2018 2011
Brian K. Walz	Vice President, Treasurer Senior Director, Corporate Strategy and Development Vice President (Lansing Trade Group, LLC)	54	2019 2019 2010
Sarah J. Zibbel	Executive Vice President, Chief Human Resources Officer Chief Human Resources Officer (Libbey, Inc.)	44	2023 2018
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Equity Plans

The following table provides information as of December 31, 2023, about the Company's Common Shares that may be issued under all of its existing equity compensation plans.

Equity Compensation Plan Information
Plan category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	(1) 982,697	$—	(2) 4,081,314
(1)    This number includes 367,738 total shareholder return-based performance share units at Maximum, 367,738 earnings per share-based performance share units at Maximum, 205,356 restricted stock units and 41,865 restricted share awards outstanding under the 2019 Plan.
(2)    This number includes 297,324 Common Shares available to be purchased under the Employee Share Purchase Plan ("ESPP") and 3,783,990 shares available under the 2019 Plan.

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Proposal for an Advisory Vote on Executive Compensation
    As required by Section 14A of the Exchange Act, as amended by the Dodd-Frank Act, the Board is submitting a non-binding advisory resolution to our shareholders for approval of the compensation of the Company’s NEOs as disclosed in the Compensation Discussion and Analysis section and related tables included within this proxy statement.
    We believe that our executive compensation programs appropriately link pay to performance and are well aligned with the long-term interests of our shareholders. We believe that the compensation we have given, viewed in the context of our operating results, demonstrates the appropriateness of our executive compensation practices. Please refer to the Compensation Discussion and Analysis section contained in this proxy statement for a description of the philosophy and design strategy of our compensation programs, our peer group benchmarking, and the actual compensation for our NEOs.
    This advisory resolution, commonly referred to as a “say-on-pay” resolution, is non-binding on the Board. Although non-binding, the Board and the Compensation Committee will review and consider the voting results when making future decisions regarding our executive compensation program.
    Accordingly, the Board unanimously recommends a vote FOR the approval of the following advisory resolution on executive compensation:
    RESOLVED, that the compensation paid to the Company’s NEOs, as disclosed pursuant to compensation disclosure rules of the Securities and Exchange Commission, including the compensation discussion and analysis, the compensation tables and any related material disclosed in this proxy statement is hereby APPROVED on an advisory basis.
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Appointment of Independent Registered Public Accounting Firm
Independent Registered Public Accounting Firm
Deloitte & Touche LLP ("Deloitte") has served as the Company's independent registered public accounting firm since 2015. Based on its evaluation of Deloitte's independence and performance on the recent audit, the Audit Committee has appointed Deloitte as the independent registered public accounting firm of the Company for the year ending December 31, 2024, and now seeks the shareholders' ratification of such appointment.
Representatives of Deloitte are expected to be present virtually at the Annual Meeting and will be given the opportunity to make a statement if they desire to do so. They will also be available to respond to appropriate questions.
Audit and Other Fees
During the years ended December 31, 2023, and 2022, Deloitte not only acted as the Company’s independent registered public accounting firm but also rendered other services to the Company. The following table sets forth the aggregate fees for professional services rendered by Deloitte for audit and tax services:

	Year Ended December 31,
	2023	2022
Audit (1)	$4,378,689	$4,241,993
Tax (2)	278,905	148,231
Total	$4,657,594	$4,390,224
(1)Comprises the audits of the Company’s annual Consolidated Financial Statements and internal controls over financial reporting and reviews of the Company’s quarterly Consolidated Condensed Financial Statements, as well as the statutory audits of the Company’s consolidated subsidiaries, attest services, due diligence, and consents to SEC filings.
(2)Amounts related to tax compliance and consultation services.
Policy on Audit Committee Pre-Approval of Services Performed by the Independent Registered Public Accounting Firm
The Audit Committee has adopted an Audit and Non-Audit Services Pre-Approval Policy. This policy provides that audit services engagement terms and fees, and any changes in such terms or fees, are subject to the specific pre-approval of the Audit Committee. The policy further provides that all other audit services, audit-related services, tax services, and permitted non-audit services are subject to pre-approval by the Audit Committee. All of the services Deloitte performed for the Company during the years ended December 31, 2023, and 2022, were pre-approved by the Audit Committee.
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Proposal to Ratify the Appointment of Independent Registered Public Accounting Firm
The Audit Committee has recommended, and the Board has approved, Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2024.
If the shareholders do not ratify this appointment, the Audit Committee may consider other independent registered public accounting firms. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of our shareholders.
The Board recommends a vote FOR ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm.

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Share Ownership
Shares Owned by Directors and Executive Officers
The following table indicates the number of Common Shares beneficially owned as of February 29, 2024. The table displays this information for the directors and executive officers as a group, for each director individually and for each of the NEOs (as defined hereafter). Unless otherwise indicated, each person has sole investment and voting power with respect to the shares set forth in the following table. Except as noted below, the address of the beneficial owners is The Andersons, Inc., 1947 Briarfield Boulevard, Maumee, Ohio 43537.

Name	Common Shares Beneficially Owned	Percent of Common Shares Outstanding
Michael J. Anderson, Sr. (a)	363,106	1.1%
Gerard M. Anderson (b)	351,598	1.0%
Patrick E. Bowe	83,515	*
Steven K. Campbell	1,467	*
Christine M. Castellano	31,486	*
Gary A. Douglas	8,706	*
Pamela S. Hershberger	14,275	*
Catherine M. Kilbane	44,585	*
Robert J. King, Jr. (c)	46,167	*
William E. Krueger (d)	529,640	1.6%
Ross W. Manire	28,123	*
Joseph E. McNeely	50,398	*
John T. Stout, Jr. (e)	44,699	*
Brian A. Valentine	70,630	*
All directors and executive officers as a group (18 persons)	1,717,591	5.1%
(a)Includes 150,138 Common Shares held by Mrs. Carol H. Anderson, Mr. Anderson's spouse. Mr. Anderson disclaims beneficial ownership of such Common Shares.
(b)Includes 316,497 Common Shares held by trust.
(c)Includes 43,092 Common Shares held by trust.
(d)Includes 515,539 Common Shares held by trust.
(e)Includes 4,219 Common Shares held by trust.
* Represents less than 1% of the issued and outstanding Common Shares of the Company as of the Table Date.

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Share Ownership of Certain Beneficial Owners
The following table indicates the number of Common Shares beneficially owned by each shareholder who is known to own beneficially more than 5% of our Common Shares as of December 31, 2023:

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Common Shares Beneficially Owned	Percent of Class as of December 31, 2023
Common Shares	Blackrock, Inc. (a) 55 East 52nd Street New York, NY 10055	5,566,850	16.5%
Common Shares	The Vanguard Group, Inc. (b) 100 Vanguard Boulevard Malvern, PA 19355	3,975,284	11.8%
Common Shares	Dimensional Fund Advisors LP (c) Building One 6300 Bee Cave Road Austin, TX 78746	2,818,680	8.4%
Common Shares	Pacer Advisors, Inc. (d) 500 Chesterfield Parkway Malvern, PA 19355	2,314,734	6.9%
(a)Based upon information set forth in the Schedule 13G filed on January 22, 2024, by Blackrock, Inc. Blackrock, Inc. is a holding company or control person with the sole power to vote 5,449,208 Common Shares and sole dispositive power over 5,566,850 Common Shares.
(b)Based upon information set forth in the Schedule 13G filed on February 13, 2024, by The Vanguard Group, Inc. The Vanguard Group, Inc. is an investment adviser and holding company with the sole power to vote 0 Common Shares and sole dispositive power over 3,911,799 Common Shares; and the shared power to vote 34,916 Common Shares and dispose of 63,485 Common Shares.
(c)Based upon information set forth in the Schedule 13G filed on February 9, 2024, by Dimensional Fund Advisors LP. Dimensional Fund Advisors LP is an investment adviser with the sole power to vote 2,779,554 Common Shares and sole dispositive power over 2,818,680 Common Shares.
(d)Based upon information set forth in the Schedule 13F filed on January 16, 2024, by Pacer Advisors, Inc. Pacer Advisors, Inc. indicates that it has sole voting power with respect to the Company's Common Shares listed above, and sole dispositive power with respect to all shares beneficially owned.
Delinquent Section 16(a) Reports
Section 16(a) of the Securities Exchange Act of 1934, as amended, requires executive officers and directors to file reports of securities ownership and changes in such ownership with the Securities and Exchange Commission. In addition, persons that are not executive officers or directors but who beneficially own more than ten percent of Common Shares must also report under Section 16(a). Copies of all Section 16(a) forms filed by officers, directors and greater-than-10% owners are required to be provided to the Company.
We have reviewed the reports and written representations from the executive officers and directors. Based on our review, we believe that all filing requirements were met during 2023, except that one Form 4 reporting a sale of the Company's Common Shares for Patrick E. Bowe was inadvertently filed late.
Compensation Committee Interlocks and Insider Participation
No member of our Compensation Committee has served as one of our officers or employees at any time. None of our executive officers serves as a member of the Compensation Committee of any other company that has an executive officer serving as a member of our Board. None of our executive officers serves as a member of the board of directors of any other company that has an executive officer serving as a member of our Compensation Committee.

The Andersons, Inc. | 2024 Proxy Statement | 24

Executive Compensation

Compensation Committee Report
The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis which follows, and, based on such review and discussion, recommends to the Board that it be included in this proxy statement and incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2023.
COMPENSATION AND LEADERSHIP DEVELOPMENT COMMITTEE
Ross W. Manire (Chair), Gary Douglas, Robert J. King, Jr., John T. Stout, Jr.

Compensation Discussion and Analysis
The following section describes the components of our executive compensation program for our NEOs, whose compensation is set forth in the Summary Compensation Table and other compensation tables contained in this proxy statement. For the year ended December 31, 2023, our NEOs included the following individuals:

Officers	Title as of December 31, 2023
Patrick E. Bowe	President and Chief Executive Officer
Brian A. Valentine	Executive Vice President, Chief Financial Officer
William E. Krueger	Chief Operating Officer
Christine M. Castellano	Executive Vice President, General Counsel & Corporate Secretary
Joseph E. McNeely	President, Nutrient and Industrial

Executive Summary
Rewarding Performance and Achieving Objectives
    Our compensation plans and policies are structured to achieve the following goals:

•Compensation should reflect a balanced mix of short and long-term components.
•Short-term cash compensation (which is both base pay and annual incentive) should be based on annual Company, business unit and individual performance.
•Long-term equity compensation should encourage achievement of the Company’s long-term performance goals and align the interests of executives with shareholders.
•Executives should build and maintain appropriate ownership levels of Company's Common Shares, to ensure the interests of management continue to be aligned with the Company’s shareholders.
•Compensation levels should be sufficient to attract and retain highly qualified employees.

    NEO compensation is designed to maintain a strong link between pay and performance with both short and long-term incentives. The majority of our NEO compensation varies based on performance. For 2023, 79% of CEO compensation and 69% of all other NEO's compensation was designed to vary with Company and, where relevant, business unit performance.

Mix of Target Compensation
The Andersons, Inc. | 2024 Proxy Statement | 25

2023 Financial Performance Highlights
The Company's financial results for the year ended December 31, 2023, are as follows:
•The Company reported net income attributable to The Andersons, Inc. common shareholders from continuing operations of $101.2 million, or $2.94 per diluted share.
•The Trade segment reported income before income taxes of $96.2 million as the segment continued to capitalize on strong agriculture fundamentals. The asset-based business benefited from strong elevation margins and good space income on a large and wet harvest combined with better wheat income opportunities during the year. Merchandising fundamentals were also solid during 2023, especially with a market inverse through the first part of the year, but were negatively impacted from fewer merchandising opportunities in the Middle East and North Africa including losses related to the currency liquidity issues in Egypt. The premium ingredients business also delivered positive results from acquisitions and other recently deployed capital.
•The Renewables segment reported income before income taxes of $91.2 million, led by outstanding earnings from strong operations at the Company's ethanol plants. The plants continue to run efficiently with high ethanol yields and favorable ethanol crush margins. The renewable diesel feedstock business continued to grow as it continued to add more products to its portfolio. The results also include an $87.2 million impairment charge and $6.5 million gain on deconsolidation, both related to the ELEMENT ethanol plant.
•The Nutrient & Industrial segment reported income before income taxes of $25.0 million. The Ag Supply Chain product line experienced compressed margins in 2023 that were partially offset with increased volumes as nutrient prices moved lower throughout the year providing fewer margin opportunities when compared to 2022. The Specialty Liquids and Engineered Granules product lines fell slightly behind the prior year mainly due to decreased volumes.

Summary Incentive Awards Earned
Based on these results as well as other measures of our financial performance as discussed in more detail below, NEOs were eligible for 2023 AIP performance payouts that varied from 105% - 172% of their individual Targets, depending on business unit. NEOs were eligible for 200% payouts for both the EPS and TSR performance-based portion of our long-term incentive plans that vested in 2023. More specifically:
•All of our NEOs received a payout as part of his or her annual cash bonus based on Company, business unit, and individual performance.
•Half of the PSUs granted in 2021 and vesting in early 2024, based on the performance period ended December 31, 2023, were tied to our 3-year cumulative EPS performance. Executives received a 200% payout on these awards as our actual 3-year cumulative EPS was 258% of the Target set for these awards, as discussed in more detail below.
•Half of the PSUs granted in 2021 and vesting in early 2024, based on the performance period ended as of December 31, 2023, were tied to our 3-year TSR performance. Executives received a 200% payout on these awards as our actual TSR outperformed the Russell 3000 Index by 26.62%.
The graphs below display trends in pretax income, FCF, and ROIC, in each case as calculated and adjusted for purposes of performance targets under the AIP, compared to total AIP payout for the Company’s CEO for each year presented. Each of these targets is a non-GAAP financial measure. Refer to the Executive Compensation Components discussion below for more information as to how each of these performance targets is calculated for purposes of the AIP, as well as Appendix A for a reconciliation to the nearest GAAP financial measure.
The Andersons, Inc. | 2024 Proxy Statement | 26

Pretax Income and CEO AIP Performance
2021 - 2023
Pretax Income ($millions)
$200
$175
$150
$125
$100
$75
$50
$25
$—
CEO AIP as a % of Target
200%
175%
150%
125%
100%
75%
50%
25%
—%
2021
2022
2023
Target
Actual
CEO AIP Payout

FCF and CEO AIP Performance
2021 - 2023
$250
$200
$150
$100
$50
$—
FCF ($millions)
200%
150%
100%
50%
—%
CEO AIP as a % of Target
2021
2022
2023
Target
Actual
CEO AIP Payout

The Andersons, Inc. | 2024 Proxy Statement | 27

ROIC and CEO AIP Performance
2021 - 2023
ROIC ($millions)
CEO AIP as a % of Target
10%
9%
8%
7%
6%
5%
4%
3%
2%
1%
—%
200%
150%
100%
50%
—%
2021
2022
2023
Target
Actual
CEO AIP Payout

The following long-term performance and compensation graphs illustrate EPS and relative TSR, in each case as calculated and, in the case of EPS, adjusted for the purposes of performance targets for Performance Share Units (PSU's), and the resulting CEO equity-based compensation from PSUs for the three-year performance periods ending on December 31 for the years presented below. EPS for these purposes is a non-GAAP financial measure. Refer to the Executive Compensation Components discussion below for more information as to how these performance targets are calculated, as well as Appendix A for a reconciliation of EPS for these purposes to the nearest GAAP financial measure.

Cumulative EPS and EPS PSU Payouts
3-Years Ending 2021 - 2023
Cumulative EPS
PSUs as a % of Target
$11.00
$10.00
$9.00
$8.00
$7.00
$6.00
$5.00
$4.00
$3.00
$2.00
$1.00
$—
200%
175%
150%
125%
100%
75%
50%
25%
—%
2021
2022
2023
Target
Actual
PSU Payout - EPS Shares

The Andersons, Inc. | 2024 Proxy Statement | 28

Relative TSR and TSR PSU Payouts
3-Years Ending 2021 - 2023
Annualized Total Shareholder Return
30.0%
25.0%
20.0%
15.0%
10.0%
5.0%
—%
PSUs as a % of Target
200.0%
150.0%
100.0%
50.0%
—%
2021
2022
2023
Russell 3000
ANDE
PSU Payout - TSR Shares

We establish both Threshold and Target levels for our incentives, and cap an individual's formulaic incentive, no matter how extraordinary the performance, at twice the Target incentive. We believe our standards for Threshold and Target levels provide fair and challenging goals based on historical results. For the three-year period ended December 31, 2023, we achieved earnings of $10.37 per diluted share, adjusted for certain items, as noted above, and reconciled to the Consolidated Statements of Operations in Appendix A. The relationship between performance-based pay and pay at risk is strong as evidenced by the graphs of annual and long-term NEO compensation. See the Equity Grants section below for greater detail on the composition of bonus performance targets and thresholds.

Consideration of 2023 Say on Pay Advisory Vote
The Company’s executive compensation was approved by 98% of the total shares voted at the 2023 Annual Meeting. In view of this result, we believe there is broad support by the shareholders for the overall direction, philosophy and value of our executive compensation plans. As a result, no material changes were made to the Company’s executive compensation plans in direct response to the voting results. Consistent with our recommendation, we are submitting our executive compensation plans to an annual non-binding vote of shareholders in this proxy statement. The Company intends to continue this practice on an annual basis.

Compensation Governance Framework

In order to meet the key objectives of our executive compensation program and to mitigate risk from our compensation practices, the Company has adopted a strong corporate governance framework that includes the components described below.

•Stock Ownership Guidelines - We have established stock ownership guidelines for our executive officers with target shareholding levels expressed as multiples of base salary to further align the interests of our executives with those of our shareholders. Directors are also subject to ownership guidelines expressed as a multiple of their annual retainer. Refer to our Stock Ownership and Retention Policy for additional information.
•Share Retention Requirement - Company officers are required to retain at least 75% of the net shares acquired through incentive awards until their target shareholding level is achieved. Refer to the Stock Ownership and Retention Policy for additional information.
•Recoupment Policy - With final rules adopted by the SEC and Nasdaq implementing the requirement of Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, we have adopted a policy requiring the repayment or “clawback” of the amount erroneously awarded incentive-based compensation in the event that the Company is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the securities laws, including any required accounting restatement to correct
The Andersons, Inc. | 2024 Proxy Statement | 29

an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period.
•No Automatic Single-Trigger Vesting - The 2019 Plan does not provide for automatic single-trigger vesting following a change in control.
•No Stock Option Re-Pricing - The 2019 Plan does not permit us to reprice stock options without shareholder approval or to grant stock options with an exercise price below fair market value.
•Minimum Vesting Period - The 2019 Plan requires a minimum one-year vesting requirement on long-term incentive grants, subjected to limited exceptions.
•No Excise Tax Gross-Ups - The Company does not provide tax gross-ups for excise taxes that may be imposed under IRC Section 4999 following a change-in-control or on executive benefits and perquisites during normal employment.
•Annual Say on Pay Vote - We value the input of our shareholders and conduct a non-binding vote on our executive compensation policies and practices annually.
•No Hedging or Pledging - The Company prohibits the hedging or pledging by an Officer or Director of his/her interest in The Andersons, Inc. stock. “Hedging” is defined by the purchase or sale of derivatives or other financial instruments, most commonly (but not exclusively) futures, put options, and call options on the Company's Common Shares, in order to monetize the stock, or mitigate the risk of stock ownership. “Pledging” is defined as granting the Company's Common Shares as collateral to a creditor as security for a loan or other obligation.
General Principles and Procedures
Compensation Committee’s Role and Responsibilities
The Compensation Committee, which is composed solely of independent directors, reviews all aspects of cash and long-term incentive compensation for executive officers and makes recommendations to the Board pursuant to the Compensation Committee charter, which is reviewed and approved by the Governance / Nominating Committee, and ratified by the Board, annually.
The CEO and members of our Human Resources team make initial recommendations to the Compensation Committee and participate in Compensation Committee discussions. In the case of the CEO, compensation is determined by the Compensation Committee, without management present. The Compensation Committee then makes recommendations related to the compensation provided to all executive officers (including the CEO) to the Board for their approval.
Compensation Committee Consultants
The Compensation Committee is empowered by its charter to retain its own independent legal and compensation consultants, at the Company's expense. In 2023, the Compensation Committee engaged Semler Brossy Consulting Group, LLC ("Semler Brossy") as its own independent advisor to objectively review and make recommendations regarding 1) aspects of our Long-Term Incentive Compensation Plan and equity grants, and 2) Total Direct Compensation for executive officers and non-employee independent directors. Semler Brossy also supports the Compensation Committee in identifying an appropriate peer group for benchmarking executive pay levels and practices, annually providing the Compensation Committee with data on competitive pay levels for the senior executives and the design and calibration of our annual incentive plan, providing the Compensation Committee with regular updates on regulatory and governance considerations, and providing input into the Company's disclosures on executive compensation and other activities. Annually, the Compensation Committee reviews the independence of Semler Brossy based on the NASDAQ listing standards and has determined that Semler Brossy is independent of management. The consultant continued to act as an independent adviser to the Compensation Committee in 2023 regarding Committee matters as well as the 2024 executive compensation program for executive officers and non-employee independent directors.
Benchmarking
For NEOs, we compare our compensation to that of other companies on an annual basis. For 2023, compensation was benchmarked against public market data from peer company proxies as well as based on data published in annual compensation surveys.
Peer group companies are reviewed annually by the Compensation Committee based on the recommendations of Semler Brossy. Peers are selected to best reflect our mix of businesses and economics, such as operating income, market value and operating margin. We do not reference revenue as a factor in assessing our peer group.
The Andersons, Inc. | 2024 Proxy Statement | 30

Our approach to benchmarking combines peer group data from commodities-based businesses with general industry surveys that reflect a smaller revenue scope than our actual revenue. This approach addresses the issue that our commodities-based business may overstate our true peer size and seeks to avoid the upward compensation pressure a peer-group only approach might create.
The peer group used for NEO pay decisions in 2023 is comprised of these 16 companies:

Applied Industrial Technologies	Green Plains, Inc.	DNOW Inc.
Cal-Maine Foods, Inc.	Intrepid Potash, Inc.	REX American Resources Corporation
Calavo Growers, Inc.	John B. Sanfilippo & Son, Inc.	SpartanNash Company
CVR Partners, LP	Mission Produce, Inc.	The Chefs' Warehouse, Inc.
Fresh Del Monte Produce, Inc.	MRC Global Inc.	Veritiv Corporation
Global Industrial Company

For 2023 pay decisions, due to the Company's increase in size and market valuations, as well as the sale of the Rail business, the peer group was changed to remove Sanderson Farms, Darling Ingredients, Beacon Roofing Supply, Flowers Foods, SiteOne Landscape Supply and Greenbrier.
Our pay strategy is to have Target Total Direct Compensation (sum of base salary, short-term incentive and long-term incentive) aligned with the median of our competitive benchmark if annually established Target levels for Company and business unit pretax income, ROIC and FCF are achieved. While the Compensation Committee referenced the median of market data for each element, as well as the sum of all elements of total compensation when making pay decisions for NEOs, actual and Target pay for each executive may vary from market median based on the Compensation Committee’s assessment of each individual’s skill, experience, performance and other contributions, as well as the overall business context of the Company and year-over-year changes in market pay levels, each assessed by the Compensation Committee in its judgment without any specific weightings or formulas.
The Andersons, Inc. | 2024 Proxy Statement | 31

Elements of Total Direct Compensation
Following is an overview of the 2023 components of Total Direct Compensation for NEOs:

Total Cash Compensation
Element	Description	Objective	Delivery
Base Salary	Generally targeted at the median of market benchmarks.	Payment for day-to-day performance of job accountabilities. A market-based range allows for variation based on skills, experience, and performance.	Cash
Short-term Incentive Compensation – Annual Incentive Plan
Annual incentive opportunity calculated as percentage of base salary. Short-term incentive is based primarily upon the formula as described in Annual Incentive Plan below. A discretionary award may also be awarded by the CEO (or the Compensation Committee in the case of the CEO). At Target performance in 2023, the discretionary amount is 25% of the total incentive bonus Target. Maximum incentive payout for the objective financial measures is two times the individual’s Target, regardless of performance. The discretionary portion is based on a pool that will never exceed two times the collective NEO’s Target amounts. This pool is allocated to each NEO at the discretion of the CEO (or the Compensation Committee for the CEO).
		Incentive for annual pretax income, ROIC, FCF performance plus other non-financial objectives. Allocation of discretionary pool based on assessment of overall individual performance and achievement of individual objectives.	Cash

Long-term Incentive ("LTI") Compensation
Element	Description	Objective	Delivery
Performance Share Units
Grant amount represents half of the NEO’s total LTI Target opportunity; 60% for Mr. Bowe and Mr. Krueger. Vesting of PSUs granted in 2023 was based upon achievement of: 1) targeted cumulative diluted Earnings Per Share (EPS) over the 3-year performance period, and 2) relative TSR over the 3-year performance period. 50% of PSUs are earned based on cumulative EPS and the remaining 50% based on TSR.

Taken together the two equally weighted performance measures used for the PSUs reward an effective balance between consistent year-over-year earnings and shareholder return expectations. The use of TSR strengthens the link between share price growth and long-term compensation.
Conversion of units to Common Shares (if earned) at the end of the three-year performance period and are then subject to the Stock Ownership & Retention Policy.
Restricted Stock Units	The 2023 grant amount represents half of the NEO's total LTI Target; 40% for Mr. Bowe and Mr. Krueger.	Promotes retention due to the multi-year vesting period. Also creates focus on share price and alignment with shareholders.	Delivery of restricted units at grant date. Units have graded vesting over three years and are then subject to the Stock Ownership & Retention Policy.

The Andersons, Inc. | 2024 Proxy Statement | 32

2023 Executive Compensation Components
Base Pay
Generally, annual increases to base salary for each NEO are determined based upon the NEO’s current salary relative to competitive benchmark information, individual performance and the Company’s plan for overall wage increases. Larger salary increases may occur when promotions or new accountabilities create additional value for a position, benchmark data indicates that an adjustment is necessary to maintain market competitiveness or based upon considerations of internal equity with other similarly situated NEOs.
For 2023, the Compensation Committee referenced the median of competitive benchmark information when considering each NEOs competitive salary positioning. The Compensation Committee considers a range of plus or minus 15% from the median of the benchmark information as a competitive target range.
The following is a table setting forth NEO annualized base salary and the percentage change from the prior year:

	As of December 31,
	2023	2022	% Change
Patrick E. Bowe	$1,000,000	$1,000,000	0.0%
Brian A. Valentine	585,000	585,000	0.0%
William E. Krueger	950,000	950,000	0.0%
Christine M. Castellano	450,000	450,000	0.0%
Joseph E. McNeely	450,000	450,000	0.0%
Annual Incentive Plan

We believe that our annual incentive plan encourages sound investment decisions, prudent asset management, and profitable business unit and Company performance. Our AIP includes three quantitative metrics, pretax income, return on invested capital and free cash flow, in each case subject to certain adjustments as described below. These metrics were selected to align the efforts of executives with our strategies, our shareholders and to maximize value.

The Compensation Committee approves the financial Threshold, Target and Maximum for each of the selected metrics. Thresholds are levels of pretax income, ROIC and FCF that must be achieved before any AIP payment is earned. At Threshold performance, only minimum levels of AIP payments are earned. Targets are the levels of pretax income, ROIC and FCF at which the resulting AIP payment will equal the targeted competitive level of compensation discussed under “Benchmarking” above. Maximums are levels of pretax income, ROIC and FCF at which the Maximum bonus amounts are earned. We establish performance goals at both the individual business unit and total Company level for pretax income and ROIC (depending on the NEO), while FCF is measured only at the overall Company level for all participants.

For 2023, pretax income Targets were set at the approved 2023 budget. Thresholds were set at 50% of the Targets. Maximums were set at approximately 172% of Target.

ROIC Targets were set at or above business unit and Company planned ROIC (113% for total Company) with Thresholds set at varying percentages of the Target in light of specific business outlook (66% - 75% for business groups, 75% for total Company). The Maximums were set at 129% - 178% of the Targets for the business groups, and 133% for total Company. Lastly, the Company FCF Target represented an amount that was above the consolidated budget. Threshold for FCF was set at 50% of Target. The Maximum was set at 250% of Target.

The performance goal ranges between Threshold and Target as well as Target and Maximum are intentionally set with a wide range to recognize the potential volatility of a commodity based business.

With the exception of FCF, 2023 Targets were significantly increased from 2022 Targets for all business unit and the total Company; FCF remained the same for 2023. The Compensation Committee believes the 2023 business plan was challenging at the time it was approved and created additional alignment with our short and long-term business plans and strategies.

The Andersons, Inc. | 2024 Proxy Statement | 33

The Compensation Committee retains discretion to consider adjustments to performance results to exclude the impact of unusual or extraordinary transactions that do not reflect the on-going business operations and to avoid unintended incentives for management to make decisions solely on the basis of achieving financial results. The Compensation Committee uses a decision framework for consistency to consider the materiality and facts and circumstances of potential adjustments and has discretion as to which business unit and/or individuals are impacted. The financial goals and results impacting 2023 NEO compensation were as follows:

(in thousands)	FCF (1)				ROIC (2)				Pretax Income (3)
Business Unit	Threshold	Target	Maximum	Actual	Threshold	Target	Maximum	Actual	Threshold	Target	Maximum	Actual
Company	$30,000	$60,000	$150,000	$116,374	4.5%	6.0%	8.0%	8.2%	$53,650	$107,200	$184,100	$147,976
Nutrient & Industrial	—	—	—	—	6.5%	8.7%	14.0%	7.7%	14,500	29,000	50,000	25,735
(1)FCF is a non-GAAP measure derived from the Consolidated Statements of Cash Flows and is calculated as Cash provided by (used in) operating activities before changes in operating assets & liabilities, plus proceeds of asset/facility sales; less the following items: purchases of property, plant, equipment and investments, cash dividends, and any impacts from amounts attributable to the noncontrolling interest. See reconciliation tables to the nearest GAAP measure in Appendix A for further information.
(2)ROIC is calculated as adjusted pretax income before interest expense and charges for factoring receivables, assuming a statutory blended tax rate of 25%, divided by net invested capital. Adjusted pretax income and ROIC are non-GAAP measures. See reconciliation tables to the nearest GAAP measure in Appendix A for further information. Total adjusted invested capital includes total equity and total debt, less Cash and cash equivalents (as reported on the Consolidated Balance Sheets) and uses a five-quarter rolling average.
(3)Reflects "Income (loss) before income taxes attributable to the Company from continuing operations" from the Company's Consolidated Statements of Operations filed in Form 10-K, adjusted for certain expenses. See reconciliation tables in Appendix A for further information.

For any individual eligible for AIP incentive awards, including the NEOs, the AIP award is divided into components: three non-discretionary components based upon Company or business unit pretax income, Company or business unit ROIC and Company FCF; and a discretionary component based upon the CEO’s assessment of individual performance (in the case of the CEO, the Compensation Committee’s assessment of CEO's performance). If the Company, as a whole, or an individual business unit, as applicable, exceeds Threshold, the amount available for Company or business unit incentives will be increased proportionately. If Thresholds are not met, no Company or business unit incentives are earned for the non-discretionary portions of AIP which are based on Company or business unit performance, as applicable. While our expectation is that each business unit will achieve at least Threshold performance resulting in at least a minimum Company or business unit incentive, this is not always possible due to the volatility of the Company's industries.

The criteria by which each NEO is measured is shown below:

	Formula			Discretionary	Total
	Company Pretax Income	Company ROIC	Company FCF	Individual Performance
Patrick E. Bowe	25%	25%	25%	25%	100%
Brian A. Valentine	25%	25%	25%	25%	100%
William E. Krueger	25%	25%	25%	25%	100%
Christine M. Castellano	25%	25%	25%	25%	100%

	Formula			Discretionary	Total
	Business Unit Pretax Income	Business Unit ROIC	Company FCF	Individual Performance
Joseph E. McNeely	25%	25%	25%	25%	100%
The Compensation Committee considers and approves all NEO AIP incentives, including the discretionary portion attributed to individual performance. For 2023, the pool of dollars available to the CEO for this discretionary portion was based on a combination of business unit and Company pretax income performance, business unit and Company ROIC performance and the Company's FCF performance. The Compensation Committee may elect to fund a minimum amount for the discretionary performance portion of AIP even when the Company or business unit has not achieved Threshold performance. While no amount of funding is assured in this circumstance, if the Compensation Committee determines that some level of award for individual performance is appropriate, it may elect to authorize discretionary funding.

The Andersons, Inc. | 2024 Proxy Statement | 34

As business unit and Company financial metric Thresholds are exceeded, the funding of the discretionary pool increases proportionately. At Target performance, the aggregate pool for discretionary awards is 25% of the total AIP cash bonus pool. The CEO bases his determination for discretionary awards on his assessment of the NEO's business unit and individual performance, unique challenges faced by such NEO's industry, as well as the size of the NEO's Company and business unit-based AIP incentive in light of the challenges and opportunities which may have impacted their ability to achieve Target income levels. The CEO has latitude in awarding discretionary awards to the executive team based on each executive's individual performance and contributions, but each discretionary award recommended by the CEO must be approved by the Compensation Committee. For 2023, the CEO recommended and the Compensation Committee approved discretionary awards for the NEO group, excluding the CEO, which averaged 155% of the Target value for the individual performance component of AIP incentives. In addition to the individual performance efforts of the NEOs, discretionary factors also included safety performance, successful talent management and succession efforts, strategic leadership, strong operational and financial management, execution of merger & acquisition and growth strategy, and employee engagement efforts.
The Compensation Committee makes the determination of the individual performance award for the CEO. For 2023, the Compensation Committee considered safety performance, progress and challenges in several areas: financial performance of the business, strategic planning efforts, execution of strategic components through mergers & acquisitions, leadership development and succession planning, proper control and risk management, employee engagement efforts, and other performance items as determined by the Board, in awarding 172% of the discretionary Target value to the CEO.
The following table includes AIP payouts (including both formula and discretionary components) and the percentage of the total Target incentive for each of the NEOs:

	2023			2022			Target as a % of Base Salary (1)
	Payout	Target	% of Target	Payout	Target	% of Target
Patrick E. Bowe	$1,720,000	$1,000,000	172%	$1,993,000	$1,000,000	199%	100%
Brian A. Valentine	855,000	497,250	172%	990,000	497,250	199%	85%
William E. Krueger (2)	1,634,000	950,000	172%	2,379,110	562,500	423%	100%
Christine M. Castellano	580,500	337,500	172%	672,000	337,500	199%	75%
Joseph E. McNeely	354,000	337,500	105%	593,000	337,500	176%	75%
(1)Amounts are reflective of competitive practices based on peer group benchmarking provided by the Compensation Committee's independent compensation advisor.
(2)Mr. Krueger's 2022 Target represents 75% of his original 2022 base salary of $750,000. His base salary was increased in December of 2022 upon his appointment to Chief Operating Officer. Amounts for Mr. Krueger in 2022 also include an additional incentive payment tied to the trading performance of the Trade & Processing business unit.

2023 Equity Grants
Equity was issued to our executives in 2023 under the Company’s 2019 Plan in the form of 50% RSUs and 50% PSUs, except for Mr. Bowe and Mr. Krueger who received an LTI grant comprised of 40% RSUs and 60% PSUs. For all executives we target long-term compensation to be an amount on the date of grant which, when combined with base salary and Target bonus, aligns the aggregate Total Direct Compensation to a level that is competitive and reflects each executive's level of experience, skills, and contributions. For the 2023 grants, the NEOs Target LTI value on the date of grant equaled 270% of salary for Mr. Bowe, 200% for Mr. Krueger, 120% of salary for Mr. Valentine and averaged 75% of salary for the remaining NEOs.
The methodology for determining the number of units to be granted uses the LTI dollar value for each executive officer approved by the Compensation Committee as of February 16, 2023. The actual number of units granted is based on the average closing price for the month of February with a grant effective date of March 1. This methodology is objective and avoids any recalculation of granted shares due to price volatility between an estimated price and the actual grant date price.
We generally approve annual equity awards with consistent timing aligned with the Compensation Committee's first regular meeting each year. We may also issue grants of equity-based compensation to executives who join the Company during the year, but do not generally issue equity compensation to non-executive employees outside of the annual grant.

The Andersons, Inc. | 2024 Proxy Statement | 35

The following are the Target compensation values for the equity grants made to NEOs:

	2023		2022
	Target	% of Base Salary	Target	% of Base Salary
Patrick E. Bowe	$2,700,000	270%	$2,700,000	270%
Brian A. Valentine	702,000	120%	702,000	120%
William E. Krueger (1)	1,900,000	200%	562,500	75%
Christine M. Castellano	337,500	75%	337,500	75%
Joseph E. McNeely	337,500	75%	337,500	75%
(1) Mr. Krueger's 2022 Target compensation value for equity grants represents 75% of his original 2022 base salary of $750,000. His base salary was increased in December of 2022 upon his appointment to Chief Operating Officer, and his 2023 Target compensation for equity grants was increased to 200% of his base salary for 2023.

Restricted Share Units
RSUs promote retention and alignment with shareholder interests by tying executive compensation to the price of the Company's Common Shares. The 2023 RSUs vest in three installments, in the amount of one-third per year starting on March 1 following the year of grant and annually thereafter until fully vested. Dividends on awarded RSUs are delivered in the form of additional shares as restrictions lapse equivalent to the dollar value of dividends attributable to the number of shares vested.
Performance Share Units
PSUs deliver Company stock based on the achievement of specific earnings-based goals and stock price appreciation goals. PSUs granted in 2023 have a three-year performance period and are earned based on: 1) cumulative EPS and 2) relative TSR. The number of PSUs available for issuance at Target performance is based on 50% of the NEO's Targeted LTI value, except for Mr. Bowe and Mr. Krueger whose PSUs available for issuance at Target performance is 60% of the Targeted LTI value. The cumulative EPS and TSR results for the performance period determine how many underlying shares are actually issued.
The PSUs granted are based 50% on cumulative EPS and 50% on TSR. Unlike restricted stock, which requires only continued service to be earned by the executive, the PSUs are only earned when the Company achieves targets that emphasize the Company’s pay-for-performance philosophy. Dividends on awarded PSUs are delivered in the form of additional shares at the end of the performance period but only equivalent to the value of dividends on the number of shares ultimately earned and delivered.
In determining cumulative EPS Threshold, Target, and Maximum performance levels, the Compensation Committee considers short and long-term business goals at the time of grant. The Compensation Committee also considers related factors, including recent EPS performance, and economic and industry conditions that may impact cumulative EPS performance. These levels of achievement are based on the cumulative EPS plan for the year the grant is made plus a target growth component for the next two years. For the 2023 grant, we based year two performance on a 34% growth in EPS and a 7% growth was applied to year two EPS to set year three’s Target. The Compensation Committee reviews and approves these criteria in advance of the grant. Threshold goals are a floor, so that performance below “Threshold” results in no cumulative EPS-based PSU award delivery. Threshold goals are set at a level equal to minimally acceptable performance. Target goals are then set at a level which would be challenging but reasonably achievable under normal market conditions. In order to achieve the Maximum PSU award, exceptional cumulative EPS results must be achieved over the performance period. As noted previously, a downturn in agriculture significantly impacted our ability to achieve short and long-term objectives used to deliver incentive compensation from 2016-2020; this began to change in 2021 with higher product demand and global supply constraints. Cumulative EPS for LTI grants may be adjusted for unusual or non-recurring items. The cumulative EPS used for executive compensation is a non-GAAP measure, see Appendix A for a reconciliation to Diluted earnings per share from continuing operations attributable to The Andersons, Inc. shareholders within the Statement of Operations on form 10-K.
The Andersons, Inc. | 2024 Proxy Statement | 36

The following table displays Threshold, Target and Maximum achievement levels for the EPS-based PSUs with performance periods ending over the most recent three years:

Cumulative Diluted Earnings Per Share	Threshold	Target (1)	Maximum (2)	Actual (3)	Percent of Target PSU Value Earned
3 years ended 2023	$2.87	$4.02	$4.92	$10.37	200%
3 years ended 2022	2.99	4.66	6.78	7.46	200%
3 years ended 2021	4.47	6.97	10.14	5.55	56%
(1)Level at which 100% of Target LTI based on cumulative EPS is achieved.
(2)Level at which 200% of Target LTI based on cumulative EPS is achieved.
(3)Non-GAAP measure. Using an adjustment framework approved by the Compensation Committee, the EPS number used to determine compensation amounts was adjusted to remove certain items that were not representative of ongoing operations. See reconciliation tables in Appendix A for a reconciliation to the nearest GAAP measure.
The following table displays Threshold, Target and Maximum achievement levels for the EPS-based PSUs outstanding at December 31, 2023:

Cumulative Diluted Earnings Per Share	Threshold	Target (1)	Maximum(2)
3 years ended 2025	$6.26	$8.76	$10.17
3 years ended 2024	4.64	6.49	7.67
(1)Level at which 100% of Target LTI based on cumulative EPS is achieved.
(2)Level at which 200% of Target LTI based on cumulative EPS is achieved.

The Company also utilizes a TSR measure in addition to cumulative EPS to achieve the following objectives:
•Create direct alignment between equity-based awards and shareholder return performance relative to the market
•Strengthen the link between share price growth and long-term compensation
•Create an effective combination of performance measures that taken together provide an effective balance between earnings and shareholder return expectation
The comparator group selected for the TSR metric is the Russell 3000 Index. Key selection considerations included industry, revenue, median market capitalization, business model, price volatility, future growth considerations and stock price correlation. After considering alternate broad-based indexes and custom peer groups, the Company determined that a broad-based index such as the Russell 3000 Index was the most appropriate and objective approach given our historical business model.
Our relative TSR metric uses a composite out-performance design to capture the magnitude of performance relative to the Russell 3000 Index and for efficient administration and communication. The metric also limits the vesting of units to shares when TSR is negative regardless of results relative to the Russell 3000 Index. The following table summarizes our TSR plan design:

		Vested PSU Payout Percent
Goal Achievement	Company's 3-Year Annualized TSR Relative to Comparator Group	% of Target PSUs if Company TSR is Positive	% of Target PSUs if Company TSR is Negative
Maximum	+18 percentage points or more above Target	200%	100%
Above Target	For every +1 percentage points Company TSR is above Target	100% plus 5.56% of Target	100%
Target	Comparator Group's Annualized TSR	100%	100%
Below Target	For every -1 percentage points Company TSR is below Comparator Group	100% less 5% of Target	100% less 5% of Target
Threshold	-12 percentage points below Comparator Group	40%	40%
Below Threshold	More than -12 percentage points below Comparator Group	0%	0%
An average of December closing prices preceding the performance period is used to establish the starting price of the Company's Common Shares and the Russell 3000 Index price for the 3-year performance period. The average closing prices in the final December of the three year performance period is used to determine actual performance. Pre-established averaging periods are used to alleviate market timing and volatility concerns.
The Andersons, Inc. | 2024 Proxy Statement | 37

We believe the use of the equity awards described above creates long-term incentives that balance the goals of growing stock price and strong Company earnings.
The TSR award for the 2021-2023 performance period used the same performance targets as outlined above for the awards made in 2023. Below are TSR-based PSU performance results for the three-year period ending in 2023:

Relative TSR	Company Actual TSR 2021 - 2023	Russell 3000 Index	Difference	Percent of Target PSU Value Earned
3 years ended 2023	35.06%	8.44%	26.62%	200.00%
Beginning in 2024, we will change our PSU structure to a single EPS metric with TSR as a modifier to the overall PSU award. Similar to the current EPS design, the PSUs will be based on cumulative EPS, performance is measured against pre-established 3-year Threshold, Target, and Maximum levels of achievement for 3-year cumulative EPS. These levels of achievement are based on the cumulative EPS plan for the year the grant is made plus a target growth component for the next two years. The TSR modifier will use a percentile-rank design and a custom agribusiness peer group that will be approved annually by the Compensation Committee. The agribusiness peer group will ensure we are measured against the performance of others directly within our primary industry.
Other Considerations
As a publicly traded company, we are subject to Section 162(m). Section 162(m) of the Internal Revenue Code precludes the Company from taking a federal income tax deduction for compensation paid in excess of $1 million to our “covered employees”, including our NEOs, as defined under Section 162(m).
The Compensation Committee considers tax deductibility to be an important, but not the sole, or primary, consideration in setting executive compensation. Because the Compensation Committee also recognizes the need to maintain flexibility to make compensation decisions when necessary to enable the Company to continue to attract, retain, and motivate talented executive officers, it reserves the authority to approve non-deductible compensation.
Stock Ownership and Retention Policy
Our Board has adopted a Stock Ownership and Retention Policy ("Ownership Policy") that applies to NEOs, other officers and directors who receive equity compensation. The Ownership Policy is intended to align the interests of directors and officers with the interests of the Company’s shareholders by ensuring significant levels of the Company's Common Shares are maintained throughout their careers. Our Ownership Policy specifies a target ownership level expressed as a multiple of base salary. The salary multiple varies by position for the Company's officers. Company officers and directors are required to retain at least 75% of the net shares acquired through equity awards until their guideline ownership level is achieved.
The target ownership levels for the NEOs are as follows:

Position	Multiple of Pay
CEO	6 x Salary
CFO and COO	3 x Salary
Business Unit Presidents	2 x Salary
Other Corporate Officers	1 x Salary
Directors	5 x Retainer
The Company prohibits hedging activities on Company stock by its officers and directors, as well as the pledging of shares as described in Compensation Governance Framework.
In 2022, the Compensation Committee eliminated the ability of participants to reduce their ownership requirements when approaching retirement. This reduction began at two years from retirement and dropped the target ownership level by one-third and by another one-third at one year from normal retirement age. “Retirement” is defined as a termination of employment on or after the date that the participant has attained the age of sixty (60) and has had at least five (5) years of continuous employment with the Company, or any subsidiary. Beginning in 2022, this reduction no longer applies to participants with the exception of Mr. Bowe who was the only participant to have reached the definition of "retirement" at the time this policy revision was approved.

The Andersons, Inc. | 2024 Proxy Statement | 38

Compensation Recoupment Policy
In 2023, we adopted a compensation recoupment policy consistent with the final rules adopted by the SEC and Nasdaq implementing the requirement of Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act. Under the policy, our executive officers are subject to recoupment of the amount of erroneously awarded incentive-based compensation in the event that the Company is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period.
Post-Termination Compensation/Retirement Programs
Our overall retirement philosophy is to provide plans that are competitive, cost effective and work together with Social Security and employee savings to provide meaningful retirement benefits.
We offer two separate retirement programs:
•Retirement Savings Investment Plan ("401(k) Plan")—promotes employee savings for retirement, with the Company matching a portion of the savings and non-elective contributions for participants. For 2023, all NEOs are eligible for a performance-based contribution of up to 5%. The actual performance-based contribution for 2023 was 5%.
•Deferred Compensation Plan ("DCP")—works in conjunction with the 401(k) Plan to provide additional elective deferral opportunities to key employees that would otherwise be limited due to statutory rules.
Employment Agreements and Severance

Patrick E. Bowe
    In connection with position as CEO, Mr. Bowe's executive employment agreement is for an indefinite term, subject to termination at any time by the Company or Mr. Bowe.
    For a period of twenty-four months (thirty-six months in the event of a change-in-control) following his termination of employment, Mr. Bowe is prohibited from competing against the Company, soliciting its customers or employees, and working for a competitor. Mr. Bowe has also agreed that he will not disclose the Company’s confidential information.

Other Executives
We have entered into agreements with our NEOs that require us to provide compensation to them in the event of certain qualifying non-elective terminations of employment. For qualifying terminations, other than in connection with a change in control of the Company, the agreements provide that the NEOs will receive cash severance equal to their annual base salary and their annual cash bonus at Target. For qualifying terminations in connection with a change in control of the Company, the agreements provide that the NEOs will receive cash severance equal to two times their annual base salary and their annual cash bonus at Target. Certain vesting periods under the 2019 Plan may accelerate under certain termination and change in control situations, as more fully described below in Termination / Change in Control Payments. The agreements also provide for a lump sum premium subsidy for the continuation of health care benefits for the duration of the severance period. The agreements are intended to help assure continuation of management during potential change of control situations, and to assist in recruiting and retention of key executives.
In addition, the 2019 Plan does not provide for automatic single-trigger vesting upon a Change in Control.
Perquisites
Other than executive officer physicals, there are no other significant perquisites, unusual reimbursements or non-cash rewards (other than equity).

The Andersons, Inc. | 2024 Proxy Statement | 39

Summary Compensation Table
The table below summarizes the total compensation paid or earned by each of the NEOs for the fiscal years ended December 31, 2023, 2022 and 2021.

Name and Position (1)	Year	Salary (2)	Bonus (3)	Stock Awards (4)	Option Awards (5)	Non-Equity Incentive Plan Compensation (6)	Change in Pension Value & Nonqualified Deferred Compensation Earnings	All Other Compensation (7)	Total
(a)	(b)	(c)($)	(d)($)	(e)($)	(f)($)	(g)($)	(h)($)	(i)($)	(j)($)
Patrick E. Bowe President and Chief Executive Officer	2023	1,000,000	—	3,468,141	5,151	1,720,000	—	633,200	6,826,492
	2022	992,308	—	3,512,116	3,528	1,993,000	—	208,541	6,709,493
	2021	960,000	—	2,849,435	6,338	1,846,000	—	105,126	5,766,899
Brian A. Valentine Executive Vice President, Chief Financial Officer	2023	585,000	—	882,307	—	855,000	—	230,236	2,552,543
	2022	583,077	—	893,339	—	990,000	—	96,941	2,563,357
	2021	481,154	—	622,691	—	825,000	—	52,091	1,980,936
William E. Krueger Chief Operating Officer	2023	950,000	—	2,440,548	—	1,634,000	—	322,040	5,346,588
	2022	760,192	—	715,825	—	2,379,110	—	253,155	4,108,282
	2021	600,000	—	469,166	—	1,750,000	—	120,388	2,939,554
Christine M. Castellano Executive Vice President, General Counsel & Corporate Secretary	2023	450,000	—	424,186	—	580,500	—	160,948	1,615,634
	2022	449,039	—	429,442	—	672,000	—	72,382	1,622,863
	2021	400,000	—	312,796	—	600,000	—	31,408	1,344,204
Joseph E. McNeely President, Nutrient and Industrial	2023	450,000	—	424,186	5,151	354,000	—	156,657	1,389,994
	2022	450,000	50,000	429,442	3,528	593,000	—	99,575	1,625,545
	2021	417,308	200,000	398,214	6,338	627,000	—	52,729	1,701,589
(1)NEOs include the CEO and CFO who certify the Company's quarterly and annual reports filed with the SEC. The remaining NEOs are the three next highest paid executive officers.
(2)Salaries for Mr. Bowe and Mr. McNeely include voluntary deductions to the Company’s qualified Section 423 ESPP which is available to all employees. Amounts withheld for both Mr. Bowe and Mr. McNeely for 2023, 2022 and 2021 were $24,000, $24,000 and $24,000, respectively.
(3)Annual bonus is delivered through a formula-based incentive compensation program and included in column (g). Mr. McNeely received retention bonuses in 2022 and 2021 in light of the successful completion of the divestiture of the Rail business.
(4)Represents the grant date fair value of PSUs granted March 1, 2023, 2022, and 2021; RSAs granted March 1, 2021; and RSUs granted March 1, 2022 and 2023, computed in accordance with the assumptions disclosed in Note 15 to the Company’s annual report on Form 10-K, Item 8. Amount for Mr. McNeely also includes the grant date fair value of RSAs granted on August 1, 2021, as a result of his appointment to President, Nutrient and Industrial in 2020. At each grant date, we expected to issue the Target award under the PSU grants which is equal to 50% of the Maximum award. The grant date fair value of the PSU awards assuming the highest level of performance conditions would be higher by $2,260,051, $2,290,949 and $1,859,497 for Mr. Bowe; $489,678, $496,443 and $347,965 for Mr. Valentine; $1,590,419, $397,801 and $269,078 for Mr. Krueger; $235,422, $238,636 and $179,385 for Ms. Castellano; and $235,422, $238,636 and $143,533 for Mr. McNeely, for 2023, 2022 and 2021, respectively.
(5)Represents the fair value of the option component in the ESPP. The grant date fair value of the ESPP option was computed in accordance with the assumptions disclosed in Note 15 to the Company’s annual report on Form 10-K, Item 8.
(6)Represents the annual AIP payout earned for each NEO as previously described in Elements of Total Direct Compensation. Amounts for Mr. Krueger in 2022 & 2021 also include an additional incentive payment tied to the trading performance of the Trade & Processing business unit.
(7)See the table below for details regarding all other compensation.

Name	Year	Dividend Equivalents	DCP Company Match	401(k) Plan Performance Contribution	401(k) Plan Company Match	Executive Physicals	Life & Long-Term Disability Insurance Premiums	Other	Total Other
Patrick E. Bowe	2023	$330,246	$143,535	$141,983	$13,200	$—	$4,236	$—	$633,200
	2022	51,376	68,300	68,000	12,200	3,177	4,128	1,360	208,541
	2021	44,955	26,442	14,891	11,600	3,110	4,128	—	105,126
Brian A. Valentine	2023	65,011	76,858	70,471	13,200	—	3,116	1,580	230,236
	2022	13,883	31,258	33,558	12,200	—	4,694	1,348	96,941
	2021	14,465	14,957	7,084	11,600	—	3,985	—	52,091
William E. Krueger	2023	52,034	127,128	125,577	13,200	—	4,101	—	322,040
	2022	88,207	74,070	73,770	12,200	—	3,561	1,347	253,155
	2021	63,002	27,090	15,540	11,600	—	3,156	—	120,388
Christine M. Castellano	2023	40,213	49,689	52,504	13,200	2,750	2,592	—	160,948
	2022	8,153	20,575	25,000	12,200	2,820	2,592	1,042	72,382
	2021	3,479	8,400	2,850	11,600	2,770	2,309	—	31,408
Joseph E. McNeely	2023	33,621	48,222	56,422	13,200	2,600	2,592	—	156,657
	2022	9,734	32,660	38,369	12,200	2,575	2,592	1,445	99,575
	2021	22,298	11,335	5,106	11,600	—	2,309	81	52,729
The Andersons, Inc. | 2024 Proxy Statement | 40

Grants of Plan-Based Awards
During 2023, our NEOs were issued equity grants under the 2019 Plan and cash incentive awards under the AIP. Information with respect to each of the awards, including estimates regarding potential payouts during the relevant performance period under each of these programs during 2023, is set forth below:

Name	Award Type	Grant Date	Date of Board Action	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (3)	Grant Date Fair Value of Stock and Option Awards
				Threshold	Target	Maximum	Threshold	Target	Maximum
(a)		(b)		(c)($)	(d)($)	(e)($)	(f)(#)	(g)(#)	(h)(#)	(i)(#)	(l)($)
Patrick E. Bowe	Cash Incentive	—	—	300,000	1,000,000	2,000,000	—	—	—	—	—
	Performance Share Units	3/1/23	2/17/23	—	—	—	7,872	39,360	78,720	—	2,260,051
	Restricted Stock Units	3/1/23	2/17/23	—	—	—	—	—	—	26,240	1,208,090
	Dividend Equivalents	1/2/23	2/19/21	—	—	—	—	—	—	1,481	51,814
		2/16/23	2/21/20	—	—	—	—	—	—	6,075	271,808
		3/1/23	2/18/22	—	—	—	—	—	—	145	6,624
Brian A. Valentine	Cash Incentive	—	—	149,175	497,250	994,500	—	—	—	—	—
	Performance Share Units	3/1/23	2/17/23	—	—	—	1,706	8,528	17,056	—	489,678
	Restricted Stock Units	3/1/23	2/17/23	—	—	—	—	—	—	8,528	392,629
	Dividend Equivalents	1/2/23	2/19/21	—	—	—	—	—	—	403	14,090
		2/16/23	2/21/20	—	—	—	—	—	—	1,090	48,767
		3/1/23	2/18/22	—	—	—	—	—	—	47	2,153
William E. Krueger	Cash Incentive	—	—	285,000	950,000	1,900,000	—	—	—	—	—
	Performance Share Units	3/1/23	2/17/23	—	—	—	5,540	27,698	55,396	—	1,590,419
	Restricted Stock Units	3/1/23	2/17/23	—	—	—	—	—	—	18,465	850,129
	Dividend Equivalents	1/2/23	2/19/21	—	—	—	—	—	—	314	10,983
		2/16/23	2/21/20	—	—	—	—	—	—	879	39,326
		3/1/23	2/18/22	—	—	—	—	—	—	38	1,726
Christine M. Castellano	Cash Incentive	—	—	101,250	337,500	675,000	—	—	—	—	—
	Performance Share Units	3/1/23	2/17/23	—	—	—	820	4,100	8,200	—	235,422
	Restricted Stock Units	3/1/23	2/17/23	—	—	—	—	—	—	4,100	188,764
	Dividend Equivalents	1/2/23	2/19/21	—	—	—	—	—	—	370	12,955
		2/16/23	2/21/20	—	—	—	—	—	—	586	26,223
		3/1/23	2/18/22	—	—	—	—	—	—	23	1,035
Joseph E. McNeely	Cash Incentive	—	—	101,250	337,500	675,000	—	—	—	—	—
	Performance Share Units	3/1/23	2/17/23	—	—	—	820	4,100	8,200	—	235,422
	Restricted Stock Units	3/1/23	2/17/23	—	—	—	—	—	—	4,100	188,764
	Dividend Equivalents	1/2/23	2/19/21	—	—	—	—	—	—	392	13,706
		2/16/23	2/21/20	—	—	—	—	—	—	422	18,880
		3/1/23	2/18/22	—	—	—	—	—	—	23	1,035
(1)Amounts listed for the non-equity incentive compensation plan represent Threshold, Target, and Maximum payouts under the AIP. See the Elements of Total Direct Compensation section for more details.
(2)Equity awards are EPS-based PSUs which are earned based on the three-year cumulative diluted EPS ended December 31, 2025, and TSR-based PSUs which will be awarded based on the relative shareholder return on the three-year performance period ended December 31, 2025. These awards require employment at the end of the performance period except in the case of death, permanent disability, retirement or termination without cause as a result of a sale of the business unit. If an employee meets one of these exceptions and if the award triggers at the end of three years, the grantee will receive a pro rata award. At the end of the performance period, the appropriate number of shares will be issued along with additional shares representing equivalent dividends paid to shareholders during the period.
(3)RSUs granted March 1, 2023, have a grant date fair value of $46.04 per share, which represents the closing price on the issuance date. Awards with grant date of January 2, 2023, represent shares issued for dividend equivalents on the 2021 and 2020 RSA grants, of which one-third of each of the grants vested as of January 1, 2023. Cumulative dividends from the 2020 grant date through the date of issuance were $2.13, which was multiplied by the shares issued and converted to shares at the December 31, 2022 closing price of $34.99. Cumulative dividends from the 2021 grant date through the date of issuance were $1.43, which was multiplied by the shares issued and converted to shares at the December 31, 2022 closing price of $34.99. Awards with grant date of February 16, 2023 represent shares issued for dividend equivalents on the 2020 PSU grant, upon vesting in February 2023. Cumulative dividends from the 2020 grant date through the date of issuance were $2.13, which was multiplied by the shares issued and converted to shares at the February 15, 2023 closing price of $43.58. Awards with grant date of March 1, 2023, represent shares issued for dividend equivalents on the 2022 RSU grant, of which one-third of the grant vested as of January 1, 2023. Cumulative dividends from the 2022 grant date through the date of issuance were $0.725, which was multiplied by the shares issued and converted to shares at the February 28, 2023 closing price of $45.63.
The Andersons, Inc. | 2024 Proxy Statement | 41

Outstanding Equity Awards at Fiscal Year-End
The following table summarizes equity awards granted to our NEOs that were outstanding as of December 31, 2023. Columns (b) through (f) were omitted from the disclosure below as no option awards were outstanding at December 31, 2023.

		Stock Awards
Name	Grant Date (1)	Number of shares or units of stock that have not vested	Market value of shares or units of stock that have not vested (2)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (3)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested (3)
(a)		(g)(#)	(h)($)	(i)(#)	(j)($)
Patrick E. Bowe	3/1/2023	—	—	78,720	4,529,549
	3/1/2022	—	—	82,216	4,730,709
	3/2/2021	—	—	119,084	6,852,093
	3/1/2023	26,240	1,509,850	—	—
	3/1/2022	18,269	1,051,198	—	—
	3/1/2021	12,312	708,432	—	—
Brian A. Valentine	3/1/2023	—	—	17,056	981,402
	3/1/2022	—	—	17,816	1,025,133
	3/2/2021	—	—	22,284	1,282,221
	3/1/2023	8,528	490,701	—	—
	3/1/2022	5,937	341,615	—	—
	3/1/2021	3,416	196,557	—	—
William E. Krueger	3/1/2023	—	—	55,396	3,187,486
	3/1/2022	—	—	14,276	821,441
	3/2/2021	—	—	17,232	991,529
	3/1/2023	18,465	1,062,476	—	—
	3/1/2022	4,757	273,718	—	—
	3/2/2021	2,488	143,160	—	—
Christine M. Castellano	3/1/2023	—	—	8,200	471,828
	3/1/2022	—	—	8,564	492,773
	3/2/2021	—	—	11,488	661,020
	3/1/2023	4,100	235,914	—	—
	3/1/2022	2,854	164,219	—	—
	3/1/2021	1,659	95,459	—	—
Joseph E. McNeely	3/1/2023	—	—	8,200	471,828
	3/1/2022	—	—	8,564	492,773
	3/1/2021	—	—	9,192	528,908
	3/1/2023	4,100	235,914	—	—
	3/1/2022	2,854	164,219	—	—
	8/1/2021	1,872	107,715	—	—
	3/1/2021	1,301	74,860	—	—
(1)RSU's granted in 2023 and 2022 vest one-third on March 1 following the grant date and an additional one-third each year after that. PSUs vest on January 2 following the end of the 3-year performance period. RSAs granted in 2021 vest one-third on January 2 following the grant date and an additional one-third each year after that.
(2)Represents the market value of outstanding RSAs granted in 2021 and RSUs granted in 2022 and 2023 at the December 31, 2023, closing price of $57.54.
(3)Equity incentive plan awards that have not vested represent PSUs as described previously. These amounts represent the Maximum award for each tranche with performance periods ending December 31, 2023, December 31, 2024, and December 31, 2025, respectively. The market value for these grants is based on a December 31, 2023, closing price of $57.54.

The Andersons, Inc. | 2024 Proxy Statement | 42

Option Exercises and Stock Vested
With respect to the NEOs, the following table provides information concerning stock awards that vested during the year ended December 31, 2023. The stock awards that vested in 2023 were EPS-based and TSR-based PSUs granted in 2020, RSAs granted in 2020 and 2021 and RSUs granted in 2022, plus dividend equivalent shares. No stock options were outstanding or exercised in 2023 under the 2019 Plan.

	Stock Awards
Name	Number of Shares Acquired on Vesting	Value Realized on Vesting
(a)	(d)(#)	(e)($)
Patrick E. Bowe	169,510	7,301,085
Brian A. Valentine	34,550	1,469,077
William E. Krueger	27,569	1,174,268
Christine M. Castellano	21,026	873,774
Joseph E. McNeely	19,261	777,687

Pension Benefits
The Company maintains a Retirement Benefits Committee, not comprised of independent directors. The Board has delegated its authority to perform certain administrative, regulatory and fiduciary duties required of management as plan sponsor to the Retirement Benefits Committee. The Retirement Benefits Committee acts as the Plan Administrator for the 401(k) Plan, DCP, and the ESPP.
Non-qualified Deferred Compensation
The Company provides a non-qualified DCP for employees whose 401(k) Plan contributions are limited by Internal Revenue Service regulations. The DCP mimics the 401(k) Plan sponsored by the Company in that participants may select the same investment options (excluding Company Common Shares) providing the potential for equivalent returns. The plan assets are held in a Rabbi Trust on the Company’s Consolidated Balance Sheets, and a liability is included for the compensation deferred by employees. Currently, eligible employees may defer up to 30% of their base salary and up to 50% of their AIP payments. Set forth below is a table with the NEOs’ plan information for 2023.

	For the Year Ended December 31, 2023				As of December 31, 2023
Name	Executive Contribution	Company Contributions (1)	Aggregate Earnings (losses) (2)	Aggregate Withdrawals / Distributions	Aggregate Balance
(a)	(b)($)	(c)($)	(d)($)	(e)($)	(f)($)
Patrick E. Bowe	—	143,535	59,341	—	434,942
Brian A. Valentine	—	71,271	20,204	—	166,187
William E. Krueger	—	127,128	28,149	—	261,260
Christine M. Castellano	157,200	54,054	64,676	—	379,254
Joseph E. McNeely	45,000	48,222	91,923	—	558,475
(1)Company contributions above are included in the Summary Compensation Table as part of “All Other Compensation.”
(2)As the investments are made in mutual funds, none of the earnings are above-market and are therefore not included in the Summary Compensation Table.

Termination / Change in Control Payments
The Company grants severance in the event of position elimination and in the event of a change in control under the Change in Control and Severance Policy for NEOs. This policy clarifies that qualifying terminations within a specified period up to three months before or up to 24 months after a defined change in control of the Company will result in cash severance equal to two years of salary, Target bonus, and certain health benefits. The severance payments will be paid out in a lump sum following a qualified termination. For qualifying terminations other than due to a change in control, NEOs will receive cash severance and certain health benefits for a one-year period. Payments under the Supplemental Retirement Plan and DCP are not impacted by these agreements.

The Andersons, Inc. | 2024 Proxy Statement | 43

Under the Change in Control and Severance Policy, the applicable executive agrees not to divulge confidential information during or after their term of employment. In addition, the executive agrees not to compete with, or solicit the customers or employees of, the Company during and for a period of one year following a termination of employment without cause (for which period the executive will receive severance payments). Upon a termination of employment without cause and following a change of control of the Company, this period is extended to two years (for which period the executive will receive severance payments).
The following table presents the value of these agreements by NEO as if termination occurred on December 31, 2023:

Name	Cash Severance		Health (3)	Outplacement Services (4)	Cash Value	Additional Severance for Change in Control (5)	Cash Value if Change in Control
	Salary (1)	Bonus (2)
Patrick E. Bowe	$1,000,000	$1,000,000	$14,127	$9,000	$2,023,127	$6,042,215	$8,065,342
Brian A. Valentine	585,000	497,250	19,675	9,000	1,110,925	1,924,114	3,035,039
William E. Krueger	950,000	950,000	18,487	9,000	1,927,487	3,168,601	5,096,088
Christine M. Castellano	450,000	337,500	11,051	9,000	807,551	1,204,956	2,012,507
Joseph E. McNeely	450,000	337,500	12,281	9,000	808,781	1,173,158	1,981,939
(1)Salary portion of cash severance for other than a change in control is equal to one year’s salary.
(2)Bonus is equal to Target AIP bonus for 2023. The individuals also get a prorated portion of their bonus for any partial year worked.
(3)Value of health benefits to be continued for up to 52 weeks based on years of service. All NEOs qualify for a full year of coverage. NEOs are responsible to continue their share of premium consistent with their coverage prior to termination.
(4)Value estimated for one year of service.
(5)If a termination is due to a change in control, participants are eligible for an additional year of cash severance and health benefits, as well as accelerated vesting of any outstanding TSR-based PSUs at target, per the grant agreement.
Termination due to death would result in the following company-provided group life insurance proceeds in addition to accelerated vesting of RSUs and prorated adjustment of PSUs with subsequent issuance subject to any performance vesting criteria.

Name	Life Insurance Proceeds
Patrick E. Bowe	$1,000,000
Brian A. Valentine	1,000,000
William E. Krueger	1,000,000
Christine M. Castellano	900,000
Joseph E. McNeely	900,000

The Andersons, Inc. | 2024 Proxy Statement | 44

Director Compensation
The following description of director compensation reflects the program in place for 2023. Director compensation is reviewed regularly and compared to the proxy information from the same peer companies used for executive compensation.
Directors who are not employees of the Company receive an annual retainer of $80,000.
Committee Chairpersons each receive an additional retainer as follows: Audit Committee, $15,000 annually; Compensation Committee, $12,750 annually; and all other Committees, $10,000 annually. The Lead Director also receives a $15,000 annual retainer. The Board Chair receives a $70,000 annual retainer. Directors may elect to receive their retainers in cash or Common Shares.
Committee members receive an additional retainer as follows: Audit Committee, $10,000 annually; Compensation Committee, $7,500 annually; and all other Committees $5,000 annually. Additional compensation may be paid to individual directors for work requiring time and effort beyond what is normally expected to prepare for and attend Board and Committee meetings including orientation for new directors and special projects.
Directors are paid their retainers on a quarterly basis and are not compensated for individual Board or Committee meetings.
Directors receive an annual equity grant of RSUs, other than Michael J. Anderson, Sr., who received an equivalent amount of cash. The value of annual grants for 2023 was $130,000. Director grants of RSUs will fully vest after one year from date of grant. Directors appointed between annual meeting dates receive a prorated equity grant.
Patrick E. Bowe was the only employee director during 2023. He received no additional compensation for his directorship.

	Fees earned or paid in cash	Stock awards (1)(2)(3)	Total
(a)	(b)($)	(c)($)	(d)($)
Gerard M. Anderson (2)	90,000	116,993	206,993
Michael J. Anderson, Sr.	280,000	—	280,000
Steven K. Campbell (2)	85,000	115,751	200,751
Gary A. Douglas (2)(3)	75,000	139,503	214,503
Stephen F. Dowdle (2)(4)	22,500	1,780	24,280
Pamela S. Hershberger (2)	110,625	116,993	227,618
Catherine M. Kilbane (2)	120,000	116,993	236,993
Robert J. King, Jr. (2)	102,500	116,993	219,493
Ross W. Manire (2)	110,250	116,993	227,243
John T. Stout, Jr. (2)	92,500	116,993	209,493
(1)RSUs were granted to all directors, except Michael J. Anderson, Sr. and Stephen F. Dowdle, on May 5, 2023 and are valued at $37.48 per share, the closing price on the date of issuance.
(2)RSU dividend equivalent shares were granted on May 5, 2023 and are valued at $36.77 per share, the closing price on the date prior to issuance.
(3)Mr. Douglas made the election to receive Common Shares in lieu of his retainer fees for a portion of 2023. All of these shares are fully vested. For purposes of determining the number of shares to be issued in lieu of such fees, the shares are valued at the closing price on the date prior to issuance.
(4)Mr. Dowdle did not stand for re-election in May 2023, as he had reached the Board's mandatory retirement age of 72.

Outstanding equity awards for non-employee directors and former directors at December 31, 2023, are as follows:

Name	Outstanding Restricted Stock Units (#)
Gerard M. Anderson	3,074
Steven K. Campbell	3,074
Gary A. Douglas	3,074
Pamela S. Hershberger	3,074
Catherine M. Kilbane	3,074
Robert J. King, Jr.	3,074
Ross W. Manire	3,074
John T. Stout, Jr.	3,074

The Andersons, Inc. | 2024 Proxy Statement | 45

CEO Pay Ratio

We identified the median employee by examining 2021/2022 eligible compensation under the Company’s qualified and non-qualified retirement benefit plans (“Retirement Benefit Eligible Compensation”) for all individuals, excluding our CEO, who were employed by the Company on November 15, 2022. We believe the use of Retirement Benefit Eligible Compensation for all employees is a consistently applied compensation measure because it takes into account base pay for all employees, hours worked and overtime for hourly employees, plus bonuses, and because this measurement excludes equity awards which the Company does not widely distribute to employees. Approximately 3.7% of our employees receive annual equity awards. It is important to note that Retirement Benefit Eligible Compensation was calculated and used for all employees, including those who were not actively contributing or not eligible to contribute to a retirement benefit account for the pay periods completed during the twelve month period from November 16, 2021 to November 15, 2022. Except for one (1) Singapore, twelve (12) United Kingdom, four (4) Mexico, and twenty-two (22) Switzerland employees out of a total population of 2,283 employees, which was considered a de minimis number of non-US employees, we included all employees, whether employed on a full-time, part time, seasonal, or temporary basis. We did not make any assumptions, adjustments or estimates with respect to Retirement Benefit Eligible Compensation, but we did annualize such compensation for any full-time and part time employees that were not employed by the Company for the full twelve month period from November 16, 2021 to November 15, 2022.
We have calculated the annual total compensation for the median employee using the same methodology we use for our CEO as set forth in the Summary Compensation Table. We also included amounts for Company paid non-discriminatory benefits for both the median employee and CEO in the total compensation calculations. Benefit values were based on the elections of the CEO and the median employee in effect on November 15, 2023, in addition to the value of other non-elective benefit coverages.
The 2023 annual total compensation of our CEO was $6,840,619, the 2023 annual total compensation of our median compensated employee was $88,604; and the ratio of these amounts is 77 to 1. We believe this ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K under the Securities Exchange Act of 1934.
The Andersons, Inc. | 2024 Proxy Statement | 46

Pay vs. Performance Disclosures

					Value of Initial Fixed $100 Investment Based On:
Year	Summary Compensation Table Total for PEO	Compensation Actually Paid to PEO	Average Summary Compensation Table Total for Non-PEO NEOs	Average Compensation Actually Paid to Non-PEO NEOs	Total Shareholder Return	Peer Group Total Shareholder Return	Net Income (Loss) (in thousands)	Adjusted Pretax Income (in thousands)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2023	$6,826,492	$14,853,950	$2,726,190	$4,017,469	$251	$158	$132,529	$147,976
2022	6,709,493	6,928,966	2,480,012	2,465,395	150	184	166,979	175,491
2021	5,766,899	11,692,450	1,991,571	2,971,502	163	160	135,866	132,371
2020	3,752,735	3,007,429	1,190,140	1,091,568	101	108	(14,215)	10,635
Column (b). Reflects compensation amounts reported in the Summary Compensation Table for our Principal Executive Officer ("PEO") - CEO, Patrick E. Bowe, for the respective years shown.
Column (c). Compensation actually paid ("CAP") to our CEO in 2023, 2022, 2021 and 2020 reflects the respective amounts set forth in column (b) of the table above, adjusted as set forth in the table below, as determined in accordance with SEC rules. For information regarding the decisions made by our Compensation Committee in regards to the CEO’s compensation for each fiscal year, please see the Compensation Discussion & Analysis section of the proxy statements reporting pay for the fiscal years covered in the table above.

PEO	2023	2022	2021	2020
Summary Compensation Table ("SCT") Total Compensation	$6,826,492	$6,709,493	$5,766,899	$3,752,735
Grant Date Fair Value of Stock Awards from SCT	(3,468,141)	(3,512,116)	(2,849,435)	(2,214,057)
Fair Value of Equity Awards Granted in the Year and Unvested as of Year End	4,383,523	3,403,594	5,496,886	2,333,253
Change in Fair Value of Outstanding and Unvested Equity Awards, Year Over Year	5,742,156	331,078	3,278,100	(864,502)
Change in Fair Value of Equity Awards Vested, Granted in a Previous Year	1,369,920	(3,083)	—	—
Compensation Actually Paid	$14,853,950	$6,928,966	$11,692,450	$3,007,429
Column (d). The following non-CEO named executive officers are included in the average figures shown:
◦2023, 2022 and 2021: Brian A. Valentine, William E. Krueger, Christine M. Castellano and Joseph E. McNeely
◦2020: Brian A. Valentine, William E. Krueger, Christine M. Castellano, Joseph E. McNeely, Valerie M. Blanchett and Jeffrey C. Blair
Column (e). Average “compensation actually paid” for our non-CEO NEOs in 2023, 2022, 2021 and 2020 reflects the respective amounts set forth in column (d) of the table above, adjusted as set forth in the table below, as determined in accordance with SEC rules. For information regarding the decisions made by our Compensation Committee in regards to the non-CEO NEOs’ compensation for each fiscal year, see the Compensation Discussion & Analysis section of the proxy statements reporting pay for the fiscal years covered in the table above.

Non-PEO NEOs	2023	2022	2021	2020
SCT Total Compensation	$2,726,190	$2,480,012	$1,991,571	$1,190,140
Grant Date Fair Value of Stock Awards from SCT	(1,042,807)	(617,012)	(450,717)	(321,067)
Fair Value of Equity Awards Granted in the Year and Unvested as of Year End	1,317,137	581,148	825,760	314,288
Change in Fair Value of Outstanding and Unvested Equity Awards, Year Over Year	839,044	21,550	602,952	(57,654)
Change in Fair Value of Equity Awards Vested, Granted in a Previous Year	177,905	(303)	1,936	(34,139)
Compensation Actually Paid	$4,017,469	$2,465,395	$2,971,502	$1,091,568
Column (f). For the relevant fiscal year, represents the cumulative total shareholder return of The Andersons, Inc. for the measurement periods ending December 31, 2023, 2022, 2021, and 2020, respectively.
Column (g). For the relevant fiscal year, represents the cumulative TSR of the Peer Group Index disclosed in Item 5 of the Company's Annual Report on Form 10-K for the measurement periods ending December 31, 2023, 2022, 2021, and 2020, respectively. The Peer Group Index, weighted for market capitalization, consists of the following companies: Archer-Daniels-Midland Co., Alto Ingredients, Inc., Bunge Global SA, Green Plains, Inc., Ingredion Incorporated, and Nutrien Ltd.
Column (h). "Net Income (Loss)" is reported in the Consolidated Statements of Operations in the Company's Annual Report on Form 10-K for each of the years ended December 31, 2023, 2022, 2021 and 2020.
The Andersons, Inc. | 2024 Proxy Statement | 47

Column (i). "Adjusted Pretax Income" is a non-GAAP measure that reflects "Income (loss) before income taxes from continuing operations" from the Company's Consolidated Statements of Operations filed in Form 10-K, adjusted for certain items. For a reconciliation of this number to the nearest GAAP measure, see Appendix A.

Relationship Between Compensation Actually Paid and Performance Measures

a.Total Shareholder Return (TSR): The relationship between CAP and TSR for the years ended December 31, 2023, 2022, 2021 and 2020 is displayed in the graph below:
b.Net Income (Loss): The relationship between CAP and Net Income (Loss) for the years ended December 31, 2023, 2022, 2021 and 2020 is displayed in the graph below:
The Andersons, Inc. | 2024 Proxy Statement | 48

c.Adjusted Pretax Income: The relationship between CAP and Adjusted Pretax Income for the years ended December 31, 2023, 2022, 2021, and 2020 is displayed in the graph below:
The following chart assumes a $100 investment in both The Andersons, Inc. Common Shares and the Peer Group Index on December 31, 2019. The chart depicts the relationship between the Company’s TSR and the TSR of the Peer Group Index for the periods presented:
Tabular List of Performance Measures

The most important financial performance measures used to link compensation actually paid to NEOs for the most recent fiscal year to Company performance are:

2023 Most Important Measures (Unranked)
Adjusted Pretax Income Attributable to the Company from Continuing Operations	Adjusted EPS
Return on Invested Capital (ROIC)	Relative TSR
Free Cash Flow (FCF)	Net Income Attributable to the Company

For more information about how each of these measures is used in the Company’s AIP and PSU awards, and how they are calculated, refer to the Compensation Discussion and Analysis section of this proxy statement.

The Andersons, Inc. | 2024 Proxy Statement | 49

Other Information
Shareholder Proposals for 2025 Annual Meeting
Shareholder proposals intended for inclusion in the Company’s proxy statement relating to its 2025 annual meeting must be received by the Company no later than November 22, 2024, and must otherwise comply with the SEC’s rules, to be considered for inclusion in the Company’s proxy materials.
In addition, the Company’s Code of Regulations establishes advance notice procedures for (1) the nomination, other than by or at the direction of the Board or the Company, of candidates for election as directors and (2) business to be brought before an annual meeting of shareholders other than by or at the direction of the Board or the Company. Any shareholder who wishes to submit a proposal to be acted upon at next year’s annual meeting or who proposes to nominate a candidate for election as a director must submit such notice in compliance with such procedures. Any such proposals or nominations, as well as any questions related thereto, should be timely submitted in writing to the Company’s Secretary at the address below. The Company’s Secretary must receive any such proposals or nomination no earlier than January 10, 2025, and no later than February 9, 2025. In addition to complying with all provisions of the Code of Regulations, any notice of a nomination must comply with the requirements of Rule 14a-19 under the Exchange Act.
The Company will not entertain any proposals or nominations at the annual meeting that do not meet the requirements set forth in the Company’s Code of Regulations. If the shareholder does not also comply with the requirements of Rule 14a-4(c)(2) under the Exchange Act, proxy holders may exercise discretionary voting authority under proxies that the Company solicits to vote in accordance with their best judgment on any such shareholder proposal or nomination.
Additional Information
This proxy information is being mailed with the Company’s 2023 Summary Annual Report to Shareholders including the Annual Report on Form 10-K. You may obtain additional copies of the Company’s Annual Report on Form 10-K free of charge upon oral or written request to the Company's Secretary at 1947 Briarfield Boulevard, Maumee, Ohio 43537. You may also obtain a copy of this document at the Securities and Exchange Commission’s Internet site at http://www.sec.gov. Our Annual Report on Form 10-K was filed on February 21, 2024, and this proxy statement will be filed on or about March 13, 2024.
The proxies being solicited are being solicited by the Board of the Company. The cost of soliciting proxies in the enclosed form will be borne by the Company, including the charges of brokerage houses and other custodians, nominees or fiduciaries for forwarding documents to security owners. The Company reserves the right to hire proxy solicitation agents, at its expense, if deemed necessary or appropriate. Our directors, officers and other employees, without additional compensation, may also solicit proxies personally or in writing, by telephone, e-mail, or otherwise.
Please complete the enclosed proxy card and mail it in the enclosed postage-paid envelope or register your vote by phone or Internet as soon as possible.

By order of the Board of Directors

/s/ Christine M. Castellano
Christine M. Castellano Secretary

The Andersons, Inc. | 2024 Proxy Statement | 50

APPENDIX A - Reconciliation of Non-GAAP Measures

The Andersons, Inc.
AIP Adjusted Pretax Income
A non-GAAP financial measure
(unaudited)

	Twelve months ended December 31,
(in thousands)	2023	2022	2021	2020
Income (loss) before income taxes from continuing operations	$169,563	$194,582	$160,770	(27,081)
Income (loss) attributable to the noncontrolling interests	31,339	35,899	31,880	(21,925)
Pretax income (loss) from continuing operations attributable to The Andersons, Inc.	138,224	158,683	128,890	(5,156)
Adjustments:
Insured inventory (recoveries) expenses	(16,080)	15,993	—	—
Gain on deconsolidation of joint venture	(6,544)	—	—	—
Gain on sale of assets and businesses	(5,643)	(3,762)	(14,619)	—
Gain on cost method investment	(4,798)	—	—	—
Goodwill impairment	686	—	—	—
Transaction related compensation	7,818	—	1,274	4,206
Asset impairment including equity and cost method investments	45,413	13,455	11,105	—
Severance costs	—	—	—	6,091
Total adjusting items	20,852	25,686	(2,240)	10,297
Adjusted pretax income from continuing operations attributable to The Andersons, Inc.	$159,076	$184,369	$126,650	$5,141
Adjustments for executive compensation:
USDA Biofuel Producer Program funds (1)	—	(8,878)	—	—
ELEMENT (2)	(7,100)	—	—	—
Property, plant, and equipment insurance recoveries (3)	(4,000)	—	—	—
Gain on sale of assets	—	—	(1,979)	—
Legacy Rail segment impact	—	—	7,700	5,494
Total executive compensation adjusting items	(11,100)	(8,878)	5,721	5,494
AIP Adjusted Pretax Income	$147,976	$175,491	$132,371	$10,635
(1) In 2022, the USDA as a part of the Biofuel Producer Program, created under the CARES Act, provided funding to help lower costs and support biofuel producers who faced unexpected market losses due to the COVID-19 pandemic. Under this program The Andersons Marathon Holdings LLC ("TAMH') and ELEMENT LLC ("ELEMENT") received $13.3 million and $4.3 million, respectively. As the Company owned 50.1% of TAMH and 51% of ELEMENT in 2022, this adjustment was reduced by the amount attributable to the noncontrolling interests that would already be removed through "Income (loss) attributable to the noncontrolling interests" in the table above.
(2) As a result of the deconsolidation of ELEMENT in the second quarter of 2023, management reassessed the 2023 AIP targets. The amount removed above was related to the budgeted operating losses related to ELEMENT built into the 2023 AIP targets. If these budgeted losses were not removed it would result in an overstatement of actual results solely due to the deconsolidation of the facility.
(3) The Company received property insurance recoveries in excess of losses recorded on damaged assets in 2023. The excess amount received was removed from the results above for purposes of executive compensation.
The Andersons, Inc. | 2024 Proxy Statement | 51

The Andersons, Inc.
Adjusted Pretax Income from Continuing Operations Attributable to The Andersons, Inc. - Segment Data
A non-GAAP financial measure
(unaudited)

	Twelve months ended December 31, 2023
(in thousands)	Trade	Renewables	Nutrient & Industrial	Other	Total
Income (loss) before income taxes from continuing operations	$96,234	$91,175	$25,049	$(42,895)	$169,563
Income attributable to the noncontrolling interests	—	31,339	—	—	31,339
Pretax income (loss) from continuing operations attributable to The Andersons, Inc.	96,234	59,836	25,049	(42,895)	138,224
Adjustments:
Insured inventory recoveries	(16,080)	—	—	—	(16,080)
Gain on sale of assets	(5,643)	—	—	—	(5,643)
Asset impairment including equity method investments	963	44,450	—	—	45,413
Transaction related compensation	7,818	—	—	—	7,818
Gain on deconsolidation of joint venture	—	(6,544)	—	—	(6,544)
Goodwill impairment	—	—	686	—	686
Gain on cost method investment	—	—	—	(4,798)	(4,798)
Total adjusting items, net of tax	(12,942)	37,906	686	(4,798)	20,852
Adjusted pretax income (loss) from continuing operations attributable to The Andersons, Inc.	$83,292	$97,742	$25,735	$(47,693)	$159,076
Adjustments for executive compensation:
ELEMENT (1)	—	(7,100)	—	—	(7,100)
Property, plant, and equipment insurance recoveries (2)	(4,000)	—	—	—	(4,000)
Total executive compensation adjusting items	(4,000)	(7,100)	—	—	(11,100)
AIP adjusted pretax income	$79,292	$90,642	$25,735	$(47,693)	$147,976
(1) As a result of the deconsolidation of ELEMENT in the second quarter of 2023, management reassessed the 2023 AIP targets. The amount removed above was related to the budgeted operating losses related to ELEMENT built into the 2023 AIP targets. If these budgeted losses were not removed it would result in an overstatement of actual results solely due to the deconsolidation of the facility.
(2) The Company received property insurance recoveries in excess of losses recorded on damaged assets in 2023. The excess amount received was removed from the results above for purposes of executive compensation.

The Andersons, Inc. | 2024 Proxy Statement | 52

The Andersons, Inc.
Adjusted Net Income from Continuing Operations Attributable to The Andersons, Inc.
A non-GAAP financial measure
(unaudited)

	Twelve months ended December 31,
(in thousands, except for per share data)	2023	2022	2021
Net income from continuing operations	$132,529	$154,954	$131,542
Net income attributable to noncontrolling interests	31,339	35,899	31,880
Net income from continuing operations attributable to The Andersons, Inc.	101,190	119,055	99,662
Adjustments:
Insured inventory (recoveries) expenses	(16,080)	15,993	—
Gain on deconsolidation of joint venture	(6,544)	—	—
Gain on sale of assets and businesses	(5,643)	(3,762)	(14,619)
Gain on cost method investment	(4,798)	—	—
Goodwill impairment	686	—	—
Transaction related compensation	7,818	—	1,274
Asset impairment including equity and cost method investments	45,413	13,455	11,105
Income tax impact of adjustments (1)	(3,775)	(5,308)	300
Total adjusting items, net of tax	17,077	20,378	(1,940)
Adjusted net income from continuing operations attributable to The Andersons, Inc.	$118,267	$139,433	$97,722

Diluted earnings per share attributable to The Andersons, Inc. common shareholders from continuing operations	$2.94	$3.46	$2.94

Impact on diluted earnings (loss) per share from continuing operations	$0.50	$0.59	$(0.06)
Adjusted diluted earnings per share attributable to The Andersons, Inc. common shareholders from continuing operations	$3.44	$4.05	$2.88
(1) The income tax impact of adjustments is taken at the statutory tax rate of 25% with the exception of certain transaction related compensation, goodwill impairments, and impairments of equity method investments in both 2023 and 2022, respectively.

The Andersons, Inc. | 2024 Proxy Statement | 53

The Andersons, Inc.
Return on Invested Capital (ROIC)
A non-GAAP financial measure
(unaudited)

	Twelve months ended December 31, 2023					Twelve months ended,
(in thousands)	Trade	Renewables	Nutrient & Industrial	Other	Total	December 31, 2022	December 31, 2021
Income (loss) before income taxes from continuing operations	$96,234	$91,175	$25,049	$(42,895)	$169,563	$194,582	$160,770
Income attributable to the noncontrolling interests	—	31,339	—	—	31,339	35,899	31,880
Pretax income (loss) from continuing operations attributable to The Andersons, Inc.	96,234	59,836	25,049	(42,895)	138,224	158,683	128,890
Adjustments:
Insured inventory (expenses) recoveries	(16,080)	—	—	—	(16,080)	15,993	—
Gain on sale of assets and businesses	(5,643)	—	—	—	(5,643)	(3,762)	(14,619)
Asset impairment including equity method investments	963	44,450	—	—	45,413	13,455	11,105
Transaction related compensation	7,818	—	—	—	7,818	—	1,274
Gain on deconsolidation of joint venture	—	(6,544)	—	—	(6,544)	—	—
Goodwill impairment	—	—	686	—	686	—	—
Gain on cost method investment	—	—	—	(4,798)	(4,798)	—	—
Adjusted pretax income (loss) from continuing operations attributable to The Andersons, Inc.	83,292	97,742	25,735	(47,693)	159,076	184,369	126,650
Interest attributable to The Andersons, Inc. (1)	35,234	4,385	7,016	(1,768)	44,867	53,149	33,692
Total ROIC pretax earnings	118,526	102,127	32,751	(49,461)	203,943	237,518	160,342
Less: statutory blended tax rate of 25%	(29,632)	(25,532)	(8,188)	12,365	(50,986)	(59,480)	(40,086)
Total ROIC earnings	88,894	76,595	24,563	(37,096)	152,957	178,038	120,256

Invested Capital (2)	1,331,290	266,397	319,843	(128,977)	1,788,553	2,432,406	2,236,022

ROIC	6.7%	28.8%	7.7%		8.6%	7.3%	5.4%

Adjusting items for executive compensation, net of tax (3)	406	(5,325)	—	—	(4,919)	(6,659)	4,291
Total AIP ROIC earnings	89,300	71,270	24,563	(37,096)	148,037	171,379	124,547

AIP invested capital (2)	1,331,290	287,907	319,843	(128,977)	1,810,063	2,432,406	2,236,022

AIP ROIC	6.7%	24.8%	7.7%		8.2%	7.0%	5.6%
(1) Excludes interest attributable to the noncontrolling interest within the Renewables segment.
(2) Invested capital and AIP invested capital are comprised of total equity and debt, less cash and cash equivalents and net debt attributable to the noncontrolling interest using a five-quarter rolling average. See the tables below for a reconciliation of these amounts.
(3) In the Trade segment, approximately $4.5 million of accounts receivable factoring fees were added back to the calculation as the segment used these facilities in lieu of short-term borrowings, which was partially offset by $4.0 million of property insurance recoveries received in excess of losses recorded on damaged assets in 2023. The excess amount received was removed from the results above for purposes of executive compensation. In the Renewables segment, as a result of the deconsolidation of ELEMENT in the second quarter of 2023, management reassessed the 2023 AIP targets. The amount removed above was related to the budgeted operating losses related to ELEMENT built into the 2023 AIP targets. If these budgeted losses were not removed it would result in an overstatement of actual results solely due to the deconsolidation of the facility. The income tax impact of all adjustments presented were taken at the statutory tax rate of 25%.

The Andersons, Inc. | 2024 Proxy Statement | 54

The Andersons, Inc.
ROIC (continued) - AIP Invested Capital
A non-GAAP financial measure

	Quarter Ended,					Trailing Five Quarter Average
(In thousands)	December 31, 2022	March 31, 2023	June 30, 2023	September 30, 2023	December 31, 2023

Short-term debt	$272,575	$638,210	$102,752	$14,138	$43,106	$214,156
Current maturities of long-term debt	110,155	85,567	27,511	27,535	27,561	55,666
long-term debt	492,518	486,892	576,489	569,730	562,960	537,718
Total shareholders' equity of The Andersons, Inc.	1,198,601	1,169,591	1,230,986	1,240,735	1,282,899	1,224,562
Less:
Cash and Cash Equivalents	115,269	70,853	96,293	418,055	643,854	268,865
Net debt attributable to noncontrolling interest (1)	11,227	11,983	(24,939)	(51,288)	(73,565)	(25,316)
Invested Capital	$1,947,353	$2,297,424	$1,866,384	$1,485,371	$1,346,237	$1,788,553
Adjustments:
ELEMENT (2)	—	33,338	26,173	24,953	23,086	21,510
AIP Invested Capital	$1,947,353	$2,330,762	$1,892,557	$1,510,324	$1,369,323	$1,810,063

	Trailing Five Quarter Average
(In thousands)	December 31, 2022	December 31, 2021

Short-term debt	$807,702	$571,834
Current maturities of long-term debt	72,510	60,154
long-term debt	545,124	748,991
Total shareholders' equity of The Andersons, Inc.	1,144,224	1,014,784
Less:
Cash and Cash Equivalents	118,980	105,074
Net debt attributable to noncontrolling interest (1)	18,174	54,667
Invested Capital	$2,432,406	$2,236,022
(1) This amount is related to the net debt attributable to noncontrolling interest at the Company's joint venture ethanol plants. Net debt is calculated as the combination of both short-term and long-term debt less cash and cash equivalents then reduced by the respective ownership percentage of the minority interest.
(2) Invested capital was increased as a result of the deconsolidation of ELEMENT in the second quarter of 2023, management reassessed the 2023 AIP targets. The amount removed above was related to the budgeted invested capital related to ELEMENT built into the 2023 AIP targets. If this was not removed it would result in an overstatement of actual results solely due to the deconsolidation of the facility.

The Andersons, Inc. | 2024 Proxy Statement | 55

The Andersons, Inc.
Free Cash Flow
A non-GAAP financial measure
(unaudited)

Twelve months ended December 31, 2023
(in thousands)
Cash provided by operating activities	$946,750
Less: Changes in operating assets and liabilities
Accounts receivable	468,968
Inventories	572,235
Commodity derivatives	111,506
Other current and non-current assets	6,529
Payables and other current and non-current liabilities	(563,718)
Total changes in operating assets and liabilities	595,520
Cash from operations before working capital changes	351,230

Purchases of property, plant and equipment, and capitalized software	(150,443)
Proceeds from sale of business	10,318
Proceeds from sale of assets and investments	5,101
Purchases of investments	(1,730)
Proceeds from insurance	7,499
Cash dividends	(25,373)
Net income attributable to the noncontrolling interest, less asset impairments (1)	(74,044)
Depreciation, amortization and capital expenditures attributable to noncontrolling interest	(25,347)
Purchases of property, plant and equipment, and capitalized software attributable to noncontrolling interest	27,097
Free Cash Flow	$124,308
Adjustments for executive compensation:
Unrealized foreign currency losses on receivables	(4,818)
Acquisition deemed asset acquisition	6,100
Insurance recoveries on Inventory and Property, plant and equipment (2)	(15,080)
Transaction related compensation expense (2)	5,864
Total adjusting items, net of tax	(7,934)
AIP Free Cash Flow	$116,374
(1) This amount includes an asset impairment charge associated to the ELEMENT ethanol plant of $42.7 million attributable to the noncontrolling interest as the consolidated asset impairment charge is included in the total of cash provided by operating activities.
(2) The income tax impact of these adjustments is taken at the statutory tax rate of 25%.
The Andersons, Inc. | 2024 Proxy Statement | 56

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V34959-P03884-Z86774

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

THE ANDERSONS, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Patrick E. Bowe
02) Gerard M. Anderson
03) Steven K. Campbell
04) Gary A. Douglas
05) Pamela S. Hershberger
06) Catherine M. Kilbane
07) Robert J. King Jr.
08) Ross W. Manire
09) John T. Stout Jr.

The Board of Directors recommends you vote FOR the following proposals 2 and 3.

	For	Against	Abstain
2. An advisory vote on executive compensation, approving the resolution provided in the proxy statement.	☐	☐	☐
3. Ratification of the appointment of Deloitte & Touche LLP as independent registered public accounting firm for the year ending December 31, 2024.	☐	☐	☐

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